SCHEDULE 14A INFORMATION

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Twin Disc, Incorporated
(Name of Registrant as Specified In Its Charter)

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TWIN DISC, INCORPORATED
1328 Racine Street, Racine, Wisconsin 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 23, 2015

NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF TWIN DISC, INCORPORATED

The Annual Meeting of Shareholders of Twin Disc, Incorporated, a Wisconsin corporation (the “Corporation”), will be held at 2:00 P.M. (Central Time) on Friday, October 23, 2015, at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin 53403 (the “Annual Meeting”) for the following purposes:

1. To elect two Directors to serve until the Annual Meeting of Shareholders in 2018.

2. To consider an advisory vote to approve the compensation of the Corporation’s Named Executive Officers.

3. To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2016.

4. Approval of the Amended and Restated Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code.

5. To transact any other business that may properly come before the Annual Meeting.

Only holders of record of shares of common stock of the Corporation at the close of business on August 28, 2015, shall be entitled to vote at the Annual Meeting.

A proxy appointment card and our proxy statement are enclosed with this notice.  The proxy card shows the form in which your shares are registered and affords you the opportunity to direct the voting of those shares, even if you are unable to attend the Annual Meeting in person.  Please review these proxy materials and follow the applicable instructions.
Jeffrey S. Knutson
Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on October 23, 2015

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by mailing to you this full set, including the proxy card, on or about September 21, 2015, and by notifying you of the availability of our proxy materials on the Internet.  These proxy materials and our 2015 annual report on Form 10-K are available at http://ir.twindisc.com/proxy.cfm

YOUR VOTE IS IMPORTANT!  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, WE ASK YOU TO PLEASE TAKE ADVANTAGE OF ONE OF THE THREE OPTIONS YOU HAVE FOR VOTING YOUR SHARES:  (1) YOU MAY SIGN AND RETURN YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE; (2) YOU MAY DIRECT YOUR VOTE VIA THE INTERNET; OR (3) YOU MAY DIRECT YOUR VOTE BY TELEPHONE.  THE APPLICABLE INSTRUCTIONS AND DEADLINES FOR EACH OPTION ARE STATED ON THE PROXY CARD AND IN THE PROXY STATEMENT.  IF YOUR PROXY APPOINTMENT / VOTING INSTRUCTIONS ARE NOT RECEIVED BEFORE THE APPLICABLE DEADLINE, THE PROXY WILL BE RULED INVALID.  AFTER SUBMITTING YOUR VOTING INSTRUCTIONS, SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PRIOR INSTRUCTIONS AND VOTE IN PERSON.

2015 Proxy Statement
TWIN DISC, INCORPORATED
September 18, 2015

DATE, TIME AND PLACE OF MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2:00 P.M. (Central Time), at the Corporate Offices, 1328 Racine Street, Racine, Wisconsin 53403 on Friday, October 23, 2015, or any adjournment thereof.  Holders of common stock of record at the close of business on August 28, 2015, are entitled to vote at the Annual Meeting and each shareholder shall have one vote for each share of common stock registered in the shareholder’s name.  Shares represented by a signed proxy appointment or electronic proxy vote will be voted in the manner specified in the form of proxy or, if no specification is made, in a manner consistent with the Board of Directors’ recommendation for each of the proposals mentioned therein.  The presence of a majority of the outstanding shares of common stock of the Corporation, either in person or represented by a signed proxy appointment or electronic proxy vote, will constitute a quorum at the Annual Meeting.  The Corporation intends to mail this proxy statement to shareholders on or about September 18, 2015.

PROXY APPOINTMENT AND REVOCATION

Shareholders may vote by delivery, either in person, by mail or by messenger, of the enclosed proxy appointment form.  Appointment forms must be received by the Secretary not less than 48 hours prior to the date of the meeting.  The proxy appointment form must be signed in handwriting.  The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder’s surname and either the shareholder’s first or middle name as represented on the corporate records and any titles, offices or words indicating agency which appear in the corporate records.  PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

Shareholders may also vote via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683.  The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity, to allow the shareholder to give voting instructions and to confirm that such instructions have been properly recorded.  Shareholders may vote via the Internet or by telephone up to 11:59 PM Eastern Time on Thursday, October 22, 2015.  Shareholders that vote via the Internet should understand that there might be costs associated with electronic access that they must bear, such as usage charges from Internet access providers and telecommunications companies.

The person giving the proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy appointment form to the Secretary at least 48 hours prior to the date of the Annual Meeting.  If the proxy was voted via the Internet or by telephone, the person may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes.  The person giving the proxy may also revoke it by openly stating the revocation at the Annual Meeting, by voting at the Annual Meeting in person, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the Annual Meeting.  ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

RECORD DATE

The record date with respect to this solicitation is August 28, 2015.  On that date, there were outstanding 11,323,394 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 150,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding.

SHAREHOLDER PROPOSALS FOR 2016

If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 2016 Annual Meeting of Shareholders, the proposal must be received at the Corporation’s principal executive offices no later than May 21, 2016.  Shareholder proposals received later than July 20, 2016 will be considered untimely, and will not be considered at the Corporation’s 2016 Annual Meeting.  Any such proposal must comply with the requirements of Section (14)(a) of the Corporation’s Restated Bylaws.

If a shareholder wishes to nominate a person for election to the Board of Directors of the Corporation, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely for the 2016 Annual Meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than July 20, 2016.  Any such notice must comply with the requirements of Section (14)(b) of the Corporation’s Restated Bylaws.

PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Corporation’s Board of Directors and will be voted in favor of the Directors’ recommendations on each and all matters properly brought before the Annual Meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary.

VOTES REQUIRED FOR PROPOSALS AND HOW VOTES WILL BE COUNTED

With respect to the election of Directors (Proposal No. 1), votes may be cast in favor or withheld.  Votes that are withheld will have no legal effect and will not be counted as votes cast in the election of Directors. Assuming a quorum is present, Directors shall be elected by a plurality of votes cast by the shares entitled to vote at the Annual Meeting (i.e., the individuals with the largest number of votes cast in favor of their election will be elected as Directors, up to the maximum number of Directors to be chosen in the election). In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote.  Broker non-votes, as defined below, will be counted for purposes of determining a quorum, but will not be counted as votes cast in the election of Directors.

With respect to the advisory vote on the compensation of the Corporation’s Named Executive Officers (Proposal No. 2), votes may be cast “For” or “Against” the resolution.  Votes “For” must exceed votes “Against” in order for the resolution on compensation of the Named Executive Officers to be considered approved by the shareholders.  This vote is not binding on the Corporation.  The Compensation and Executive Development Committee of the Board of Directors will take the results of the vote into consideration in addressing future compensation policies and practices.

With respect to the ratification of the appointment of independent auditors (Proposal No. 3), votes may be cast “For” or “Against.”  The appointment will be ratified if a majority of the shares present and entitled to vote on the matter are voted “For” ratification.  If the appointment of the independent auditors is not ratified, the Audit Committee will reconsider such appointment.

With respect to the approval of the Amended and Restated Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (“the Plan”) (Proposal No. 4), votes may be cast “For” or “Against.”  The affirmative vote of a majority of votes cast at the annual meeting (assuming a quorum is present) shall be required for the approval of the Plan.  Broker non-votes, as defined below, will not be counted as votes cast in connection with this proposal, and will have no effect on the outcome of the approval of the Plan.

Abstentions may be specified on all proposals submitted to shareholders, other than for the election of Directors.  Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be counted as votes cast with respect to any of the proposals.

Brokers who hold shares in street name for customers may vote their shares with respect to certain matters without specific instructions from the beneficial owners of the shares.  However, brokers who hold shares in street name are not permitted to vote on certain other matters without specific instructions from the beneficial owners.  A “broker non-vote” occurs on an item submitted for shareholder approval when the broker does not have the authority to vote on the item in the absence of instructions from the beneficial owner and the broker does not in fact receive such instructions.  A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a vote against a particular proposal when a majority of the issued and outstanding shares is required for approval of the proposal, and has no effect when a majority of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

Brokers and other nominees may vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending June 30, 2016 (Proposal No. 3) without specific instructions from beneficial owners.  Therefore, no broker non-votes are expected to exist in connection with this proposal.  However, brokers or other nominees may not vote on the election of Directors to serve until the Annual Meeting of Shareholders in 2018 (Proposal No. 1), on the advisory vote on Named Executive Officer compensation (Proposal No. 2) or on the Approval of the Amended and Restated Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (Proposal No. 4) without specific instructions from the beneficial owners of the shares.  Therefore, an undetermined number of broker non-votes may occur on Proposals No. 1, 2 and 4.

PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 21, 2015 and additional information obtained by the Corporation, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

		Nature of
		Beneficial	Amount	Percent of
Name	Address	Ownership	Owned	Class

John H. Batten	704 Waters Edge Rd.	Power to vote	2,486,226 (1)	22.0%
	Racine, WI	Beneficial	152,900	1.3%

GAMCO Investors, Inc.	One Corporate Center	Power to vote &	1,537,500 (2)	13.6%
	Rye, NY	dispose of stock

(1) Held as trustee under various trusts and as guardian for non-immediate family member.
(2) Represents shares held by various entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer.

DIRECTORS AND EXECUTIVE OFFICERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 21, 2015 and additional information obtained by the Corporation, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

Name of	Amount and Nature
Beneficial Owner	of Beneficial Ownership (1)	Percent of Class
John H. Batten	2,639,126 (2)	23.3%
Jeffrey S. Knutson	36,442 (3)	*
Dean J. Bratel	36,229 (4)	*
Denise L. Wilcox	28,923 (5)	*
Michael B. Gee	5,825 (6)	*
Michael Doar	22,099 (7)	*
Janet P. Giesselman	1,278 (7)	*
David B. Rayburn	35,173 (7)	*
Michael C. Smiley	12,299 (7)	*
Harold M. Stratton II	22,099 (7)	*
David R. Zimmer	19,949 (7)	*

All Directors and
Executive Officers
as a group (13 persons)	2,902,469 (7)	25.6%

* Denotes ownership of less than one percent of shares outstanding.

(1) Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.
(2) Includes 2,486,226 shares held by Mr. Batten as trustee under various family trusts and as guardian for non-immediate family member. Also includes restricted stock grants of 11,498 shares that vest in fiscal 2017, 10,736 shares that vest in fiscal 2018, and 20,519 shares that vest in fiscal 2019.
(3) Includes restricted stock grants of 4,168 shares that vest in fiscal 2017, 5,478 shares that vest in fiscal 2018, and 8,648 shares that vest in fiscal 2019.
(4) Includes restricted stock grants of 5,052 shares that vest in fiscal 2017, 4,113 shares that vest in fiscal 2018, and 7,862 shares that vest in fiscal 2019.
(5) Includes restricted stock grants of 3,497 shares that vest in fiscal 2017, 2,633 shares that vest in fiscal 2018, and 5,032 shares that vest in fiscal 2019.
(6) Includes restricted stock grants of 1,000 that vest in fiscal 2018, and 3,931 that vest in fiscal 2019
(7) Shares subject to currently exercisable stock options included in the above are as follows:  Mr. Doar 2,400, Mr. Rayburn 6,000, Mr. Stratton 6,000 and all Directors and executive officers as a group 19,200.  Also included above are unvested restricted shares as follows:  Mr. Doar 2,942, Ms. Giesselman 1,278, Mr. Rayburn 2,942, Mr. Smiley 2,942, Mr. Stratton 2,942 and Mr. Zimmer 2,942.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons to serve as Directors for the Corporation, each for a term to expire at the Annual Meeting of Shareholders following the fiscal year ending June 30, 2018.  Shares of common stock represented by properly executed proxy appointments in the accompanying form or electronic proxy vote will be voted for the two nominees listed unless authority to do so is withheld.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

David B. Rayburn . . .	Retired President and	As a former CEO of a public	July 2000
Age 67	Chief Executive Officer,	company, Mr. Rayburn has
	Modine Manufacturing	experience and skill sets in
	Company,	strategic planning, financial
	Racine, Wisconsin	oversight, compensation policy
	(A manufacturer of heat	and practices as well as
	exchange equipment)	organizational structure. In
	Also, Director Lindsay	addition, Mr. Rayburn’s
	Corporation (a provider	background includes
	of irrigation and water	international business, mergers
	management systems).	and acquisitions, engineering and
manufacturing in an industry
related to the Corporation.

Janet P. Giesselman .	Retired President and General	Ms. Giesselman is a retired senior	June 2015
Age 61	Manager of Dow Oil & Gas, a	executive of a global public
	business unit of The Dow	company. Her background
	Chemical Company,	includes strategic planning,
	Midland, Michigan	financial oversight, sales,
	Also, Director Ag Growth	marketing, start ups, mergers
	International (A global provider	and acquisitions and globa
	Of grain handling and storage	regulatory expertise. Ms.
	Equipment) and Director	Giesselman has extensive
	Omnova Solutions (A global	international experience and a
	provider of emulsion polymers,	broad background in the oil and
	specialty chemicals and	gas and the agricultural sectors.
decorative and functional
surfaces).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS.  UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

The Directors whose terms are continuing, and the classes to which they have been elected, are set forth below. Each Director whose term is continuing was elected to his present term of office by a vote of shareholders at a meeting for which proxies were solicited.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2016:

John H. Batten . . . . .	President and	Mr. Batten is a sitting	December 2002
Age 50	Chief Executive Officer,	President and CEO of a
	Twin Disc, Incorporated	public company. His skill sets
	since July 2013;	include strategic and operational
	formerly Chief Operating	planning, financial oversight, and
	Officer since July 2008,	organizational development as
	and Executive Vice President	well as extensive domestic and
	since October 2004.	international experience in en-
gineered products and a complex
manufacturing environment.

Harold M. Stratton II.	Chairman of the Board and	Mr. Stratton is Board Chairman	July 2004
Age 67	retired Chief Executive Officer	and retired CEO of a public
	Strattec Security Corporation,	company. He is skilled in
	Milwaukee, Wisconsin	strategic planning, financial
	(A leading manufacturer of	oversight, compensation
	mechanical and electro-mechan-	and organizational matters.
	ical locks, latches, power	In addition, he has experience
	opening/closing systems and	in international markets and in
	related security/access	an industry involving complex
	control products for global	manufacturing and products with
	automotive manufacturers)	high engineering content.

Michael C. Smiley. . .	Chief Financial Officer,	Mr. Smiley is a sitting CFO of a	April 2010
Age 56	Zebra Technologies Corp.,	public company. His
	Lincolnshire, Illinois	competencies include strategic
	(A global provider of	planning, financial oversight,
	enterprise asset intelligence	mergers and acquisitions,
	solutions to identify, track, and	extensive domestic and
	manage the deployment of	international experience in
	critical assets for improved	complex manufacturing and
	business efficiency)	engineered and technology
products.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2017:

Michael Doar . . . . . .	Chairman and Chief	Mr. Doar is a sitting CEO of a	October 2008
Age 60	Executive Officer,	public company. His experience
	Hurco Companies, Inc.	includes strategic planning,
	Indianapolis, Indiana (A global manufacturer	financial oversight, compensation and organizational competencies.
	of machine tools)	His career in the capital goods
industry has exposed him to complex manufacturing and engineering solutions on a global basis.

David R. Zimmer. . . .	Retired Managing Partner,	Mr. Zimmer is a former CEO of	July 1995
Age 69	Stonebridge Equity LLC,	a public company and has also
	Troy, Michigan,	held a CFO position in a public
	(A merger, acquisition and	company. His skill sets include
	value consulting firm);	strategic planning, financial
	Formerly Chief Executive	oversight, compensation, and
	Officer, Twitchell Corporation,	organizational development.
	Dothan, AL (A privately held	His career includes international
	manufacturer and marketer of	business in complex
	highly engineered synthetic	manufacturing related
	yarns, fabrics, extrusions, and	industries, as well as
	coatings);	mergers and acquisitions.
	Also Director, Detrex Corp.	extensive international
	and Strattec Security Corp.	experience in manufacturing and
engineering related industries.

PROPOSAL 2:  ADVISORY VOTE ON THE COMPENSATION OF
THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934 (as amended), the Board of Directors is holding a separate, non-binding advisory vote seeking approval of the compensation of the Corporation’s Named Executive Officers, as disclosed in the “Executive Compensation” portion of this Proxy Statement.  This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Corporation’s fiscal 2015 compensation practices and programs for the Named Executive Officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, and in particular the “Executive Summary” portion of the Compensation Discussion and Analysis, the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for the short-term and long-term performance of the Corporation.

A significant portion of the potential compensation of the Corporation’s Named Executive Officers is directly linked to the Corporation’s performance and the creation of shareholder value, and payments under the Corporation’s incentive programs have correlated to the Corporation’s actual performance.  For example, consistent with the Corporation’s achievements against targeted profitability, sales growth and inventory levels over the past fiscal year, each of the Named Executive Officers received an annual incentive under the Corporate Incentive Plan equal to 89.4% of their target bonus amount.  However, long-term performance stock and performance stock unit awards that were granted in 2012 subject to a three-year profitability objective expired unvested in 2015, based on the cumulative profitability of the Corporation over the past three fiscal years.

The Corporation also maintains compensation practices that are aligned with sound governance practices.  For example, the Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments.  In addition, the Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

This shareholder vote is advisory, and therefore not binding on the Corporation.  However, the Board of Directors and its Compensation and Executive Development Committee will take the results of the vote into consideration in addressing future compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending June 30, 2016, including service to our consolidated subsidiaries.  PricewaterhouseCoopers has acted in this capacity since 1928.  A representative of PricewaterhouseCoopers will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.  Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required.  However, the Audit Committee deems it good corporate governance to submit the selection of PricewaterhouseCoopers to the stockholders for ratification.

Fees to Independent Registered Public Accounting Firm

Audit Fees
Aggregate fees billed for professional services rendered by PricewaterhouseCoopers in connection with (i) the audit of the Corporation’s consolidated financial statements as of and for the years ended June 30, 2015 and June 30, 2014, including statutory audits of the financial statements of the Corporation’s affiliates, and (ii) the reviews of the Corporation’s quarterly financial statements were $1,208,250 and $1,282,000, respectively.

Audit-Related Fees
Aggregate fees billed for professional services rendered by PricewaterhouseCoopers for assurance and services reasonably related to the performance of the audit or review of the Corporation’s financial statements not included in audit fees above were $128,100 and $34,000 for the years ended June 30, 2015 and 2014, respectively.

Tax Fees
In addition to the other fees described above, aggregate fees of $115,100 and $221,700 were billed by PricewaterhouseCoopers during the years ended June 30, 2015 and 2014, respectively, pertaining to tax compliance, tax advice, and tax planning. Included in this amount are fees for tax compliance services of $115,100 and $221,700 during the years ended June 30, 2015 and 2014, respectively.

All Other Fees
During the years ended June 30, 2015 and 2014, $0 and $33,000 were billed by PricewaterhouseCoopers for products and services other than those listed above.  The fiscal 2014 fees related to advisory services regarding the Company’s evaluation of actuarial service providers.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Corporation’s financial statements were at all times compatible with maintaining PricewaterhouseCoopers’ independence.

Pre-Approval Policies and Procedures

The Audit Committee annually pre-approves known or anticipated audit and non-audit services and fees.  Additional non-audit services and fees not included in the annual pre-approval are submitted to a designated committee member for approval before the work is performed.  For the year ended June 30, 2015, 100% of audit-related, tax and other fees were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2016.  UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED "FOR" RATIFICATION.

PROPOSAL 4:  APPROVAL OF AMENDED AND RESTATED TWIN DISC, INCORPORATED 2010 LONG-TERM INCENTIVE COMPENSATION PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

In accordance with Section 162(m) of the Internal Revenue Code (the “Code”), the Board of Directors is seeking re-approval of the performance goals under the Amended and Restated Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (the “Plan”).  Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid by a publicly traded corporation to the corporation’s chief executive officer and the three highest compensated officers (other than the chief executive officer and chief financial officer), unless the compensation qualifies as “performance-based compensation” under Section 162(m) of the Code.  One of the requirements for compensation under the Plan to qualify as performance-based compensation under Section 162(m) of the Code is that the Corporation’s shareholders must approve the material terms of the performance goals at least once every five years.  The performance goals under the Plan were last approved by the Corporation’s shareholders in 2010, so the Plan must be re-approved this year to preserve the Corporation’s ability to maximize the deduction for performance-based compensation under Section 162(m) of the Code.

It is the judgment of the Board of Directors that the long-term incentive grants made under the Plan and the Corporation’s previous long-term incentive plans have been effective and useful in attracting, retaining and motivating officers and other key employees of the Corporation, as well as in encouraging them to increase their stock ownership in the Corporation.  The Board of Directors believes that it is in the best interests of the Corporation to continue to maintain the Plan, and that the shareholders approve the performance goals to maximize deductibility of awards under the Plan.

This proposal is being presented to shareholders solely to address the periodic re-approval requirements of Section 162(m) of the Code.  Shareholders are not being asked to approve any increase in the number of shares available for issuance under the Plan, an extension of the term of the Plan, or any amendments to the Plan.

On July 31, 2015, the Board of Directors approved amendments to and restated the Plan.  The amendments to the Plan provide the following:

•
The following shares will not be added back to the shares available for issuance under the Plan:  (1) shares tendered in payment of the exercise price for a stock option or stock appreciation right; (2) shares not issued upon a net exercise of a stock option; and (3) shares that are repurchased on the open market using stock option exercise proceeds.

•
Except for certain corporate events (e.g., stock splits), repricings of stock options and stock appreciation rights and repurchases of underwater stock options and stock appreciation rights are expressly prohibited, unless approved by the Corporation’s shareholders.

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The exercise of discretion to increase payments under awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code is expressly prohibited.  If payments of such awards are accelerated after the attainment of the performance goal, the payments will be discounted to present value.

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All awards under the Plan are subject to any applicable clawback laws, clawback provisions of the listing standards of the NASDAQ Stock Market, and any clawback policy adopted, and amended from time to time, by the Compensation and Executive Development Committee of the Board of Directors.  The Corporation is given several mechanisms to enforce its clawback rights.

Because these amendments make the Plan more favorable to shareholders and are not considered “material amendments” under the listing standards of the NASDAQ Stock Market (in that they do not increase the number of shares available for issuance, increase benefits to participants, expand the class of participants eligible to participate in the Plan, or expand the types of options or awards under the Plan), the amendments are not subject to shareholder approval.  In other words, even if the Corporation’s shareholders do not re-approve the material terms of the performance goals under the Plan, the above amendments will remain in place.

A summary of the material features of the Plan and the federal income tax consequences of the Plan follows.  Statements about the Plan are qualified by and subject to the actual provisions of the Plan, which is attached as Appendix A.

Material Features of the Plan

Administration

The Compensation and Executive Development Committee of the Board of Directors, or such other committee as the Board of Directors may designate (the "Committee"), will administer the Plan.  The Committee has the discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to select the eligible employees who shall receive awards under the Plan, to grant awards under the Plan and determine the terms and conditions of such awards, and to interpret the Plan and/or any agreement entered into under the Plan.

Eligibility

The Plan is designed to benefit key employees (including officers) of the Corporation and its subsidiaries who, in the opinion of the Committee, are mainly responsible for the success and future growth of the Corporation and/or any of its subsidiaries.  It is not possible at this time to determine who may be selected to receive options and/or other benefits under the Plan or the amount of common stock to be optioned or awarded to any person.  It is expected, however, that the Committee will make these determinations on the basis of the person's responsibilities and present and potential contributions to the Corporation’s success, and that among those who may qualify as recipients of options and/or related benefits will be officers and other key employees of the Corporation and its majority-owned subsidiaries.  There are currently approximately 20 employees that the Corporation anticipates will receive awards under the Plan.

Awards Available Under the Plan

Benefits under the Plan (“Benefits”) may be granted, awarded or paid in any one or a combination of stock options, stock appreciation rights, restricted stock awards, cash-settled restricted stock units, performance stock awards, performance stock unit awards and performance unit awards.  The aggregate number of shares of the Corporation’s common stock reserved for issuance under the Plan remains unchanged at 650,000 shares (minus shares already issued from the inception of the Plan), which may be authorized and unissued shares or shares reacquired by the Corporation in the open market or a combination of both.  The aggregate amount is subject to proportionate adjustments for stock dividends, stock splits and similar changes.

Stock Options.  Stock options consist of options (either incentive stock options or non-qualified stock options) to purchase shares of the Corporation’s common stock.  The Committee establishes the time(s) at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time.  The option price or procedure for setting the option price is set by the Committee at the time of granting of an option.  The purchase price of option shares may be paid in cash, common stock of the Corporation, a combination of both, or such other legal and appropriate forms or means as the Committee may determine.  A maximum of 50,000 options may be granted to a participant during any fiscal year.  In the event of stock dividends, splits and similar capital changes, the Plan provides for appropriate adjustments in the number and option prices of shares subject to outstanding options.

For incentive stock options, the option price may not be less than the fair market value of the Corporation's stock on the date of grant; however, if the recipient owns more than 10% of the Corporation's stock, the option price must be at least 110% of the fair market value on the date of grant.  Incentive stock options must be exercised within ten years after the date of grant unless the recipient of the option owns more than 10% of the Corporation's stock, in which case they must be exercised within five years of the date of grant. Under certain circumstances, extensions or other modifications of outstanding options may result in disqualification of an option as an incentive option.

For non-qualified options, the option price may not be less than the fair market value of the Corporation's stock on the date of grant.  The option holder must also pay the Corporation, at the time of exercise, the amount of federal, state and local withholding taxes required to be withheld by the Corporation.  These taxes may be settled in cash or with common stock of the Corporation, including stock that is part of the award or that is received upon exercise of the stock option that gives rise to the withholding requirement.

Except for certain corporate events (e.g., stock splits), repricings of options and repurchases of underwater options are expressly prohibited, unless approved by the Corporation’s shareholders.

Stock Appreciation Rights.  Stock appreciation rights may be granted under the Plan with respect to options granted concurrently or previously under the Plan ("Tandem SARs") or on a stand-alone basis ("Stand Alone SARs").  A maximum of 50,000 stock appreciation rights may be granted to a participant during any fiscal year.

Each Tandem SAR permits the holder to receive the difference between the market price (on the date of exercise) of the shares to which it relates and the option price thereof.  A Tandem SAR will be exercisable at the time and to the extent the option to which it relates is exercisable.  Holders of Tandem SARs will be permitted to exercise the right or the related option, but not both.  Upon exercise of a Tandem SAR, rights will be paid in cash.  Any exercise will reduce the shares issuable under the Plan under which the related option was granted by the number of shares with respect to which the right is exercised.

Each Stand Alone SAR permits the holder to receive the difference between the market price (on the date of exercise) of the shares to which it relates and the exercise price of such shares (i.e., the value specified in the agreement governing the grant of the Stand Alone SAR).  The exercise price may not be less than the fair market value of the Corporation's stock on the date of grant.  Upon exercise, rights will be paid in common stock of the Corporation or cash, or a combination of both, as determined by the Committee.

Except for certain corporate events (e.g., stock splits), repricings of SARs and repurchases of underwater SARs are expressly prohibited, unless approved by the Corporation’s shareholders.

Restricted Stock.   Restricted stock becomes vested only if earned by the recipient by remaining in the employment of the Corporation, subject to certain exceptions.  The minimum restriction on shares of restricted stock is one year of continued service by the participant, but the Committee may impose longer service requirements and/or additional restrictions.  Restricted stock may also be subject to vesting in installments.  Until the restrictions lapse, the holder of restricted stock may not sell, assign, pledge or otherwise transfer the restricted stock.

Cash-Settled Restricted Stock Units.   A cash-settled restricted stock unit entitles the participant to a cash payment equal to the fair market value of a share of the common stock of the Corporation upon the lapse of a substantial risk of forfeiture.  The minimum restriction on cash-settled restricted stock units shall be one year of continued service by the participant.  Other restrictions may include continued employment by the participant for a longer period of time, satisfaction of performance goals, or any other factors that the Committee deems relevant.

Performance Stock Awards.  Performance stock awards provide for artificial shares, contingently granted, and entitle the participant to actual shares of common stock at the time of payment if predetermined performance goals are achieved.  A maximum of 100,000 shares of performance stock may be granted to a participant during any fiscal year.

Performance Stock Units.  A performance stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock of the Corporation if predetermined performance goals are achieved.  The vesting date will be the last day of the performance period in which a performance goal is met.  A maximum of 200,000 performance stock units may be granted to a participant during any fiscal year.

Performance Units.  A performance unit entitles the participant to receive a specified cash payment in the event the Corporation achieves predetermined objectives.  The Plan restricts the maximum amount that may be paid to a participant in any fiscal year pursuant to an award of performance units to $500,000.

Material Terms of the Performance Goals

Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to take a tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or its three most highly paid executive officers (other than the chief executive officer and the chief financial officer).  However, payments that are “performance-based,” as defined in Code Section 162(m), are not subject to this limitation.  One of the requirements for compensation to be performance-based is that the company must obtain shareholder approval of the material terms of the performance goals for such compensation.  The material terms that the shareholders approve provide the framework within which the actual performance goals are set by the Committee from time to time.  Accordingly, the Board of Directors is requesting shareholder approval of the material terms of the performance goals for those types of awards.

For employees who are subject to Section 162(m) of the Code, the performance goals for compensation that is intended to qualify as performance-based compensation under that section may be established by the Committee, in its discretion, based on one or more of the following measures:

• gross revenues

• sales

• net asset turnover

• earnings per share

• cash flow

• cash flow from operations

• return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Corporation’s capital charge)

• net operating profit after taxes as a percentage of the Corporation’s capital charge

• operating profit or income

• EBITDA as a percent of sales

• debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Corporation)

• Fnet income

• operating income

• net income margin

• return on net assets

• return on total sales

• return on common equity

• return on total capital

• total shareholder return

The Committee may establish targets under one or more of these performance goals based on single year or multi-year periods; on a Corporation-wide basis or with respect to one or more subsidiaries, business units, divisions or departments of the Corporation; in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies; and with or without regard to changes in accounting or extraordinary, unusual or non-recurring items.

Non-transferability

Unless otherwise provided in an agreement governing the grant of an award, a participant's rights shall be exercisable during lifetime only by the participant, and no award may be sold, transferred or assigned, except that options and stock appreciation rights are transferable by will and pursuant to the laws of descent and distribution.

Effect of Termination of Employment

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a participant’s employment is terminated due to death or disability: (i) all options and stock appreciation rights shall immediately vest and will be fully exercisable for a period specified by the Plan; (ii) restrictions on shares of restricted stock shall lapse; (iii) restrictions on cash-settled restricted stock units shall lapse and the participant (or their designated beneficiary) will receive a cash payment equal to the fair market value of the Corporation’s common stock as of the date of termination for each such unit; and (iv) the participant (or their designated beneficiary) shall receive a prorated payout of any performance stock awards, performance stock unit awards and performance unit awards.

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a participant voluntarily terminates employment before retirement or is terminated for cause: (i) all unexpired and unexercised options and stock appreciation rights shall immediately terminate; (ii) all shares of restricted stock still subject to restriction shall be forfeited (except that the Board or the Committee may waive such forfeiture); (iii) all cash-settled restricted stock units still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); and (iv) all performance stock awards, performance stock unit awards and performance unit awards shall be forfeited by the participant.

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a participant terminates employment for any other reason than those described above: (i) unexpired and unexercised options and stock appreciation rights shall terminate, except that vested options or stock appreciation rights may be exercised by the participant for three years (three months for incentive stock options) after the participant's termination (or until the expiration of the option or stock appreciation right if shorter); (ii) shares of restricted stock still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); (iii) all cash-settled restricted stock units still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); and (iv) the participant shall receive a prorated payout of any performance stock awards, performance stock unit awards and performance unit awards if and when the performance goals are achieved.

Amendment

The Board of Directors may amend, alter or discontinue the Plan.  However, no such change may impair the rights of any participant under any Benefit without the participant's consent, and no amendment shall, without the approval of the Corporation's shareholders, (i) increase the total number of shares of common stock that may be issued under the Plan or increase the amount or type of option that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of common stock that may be subject to options under the Plan; (iii) modify the eligibility requirements under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or other applicable listing standards).

Clawbacks

All awards under the Plan are subject to any applicable clawback laws, clawback provisions of the listing standards of NASDAQ, and any clawback policy adopted, and amended from time to time, by the Committee.  The Committee shall have discretion with respect to any clawback to determine whether the Company shall effect such recovery (i) by seeking repayment from the participant; (ii) by reducing amounts that would otherwise be payable to the participant under any compensatory plan, program or arrangement maintained by the Corporation or any subsidiary or affiliate of the Corporation (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement); (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amounts) or grants of compensatory awards that would have otherwise been made in accordance with the Corporation’s applicable compensation practices; or (iv) by any combination of the above.

Effective Date

The Plan became effective on October 15, 2010, the date it was originally approved by the shareholders.  The amended and restated version of the Plan (which amended the Plan to incorporate provisions more favorable to shareholders, as detailed earlier), became effective July 31, 2015.  No stock options or other Benefits included in the Plan may be granted after October 15, 2020.

Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences of the Amended and Restated Twin Disc, Incorporated, 2010 Long-Term Incentive Compensation Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances.  It is designed to provide a general understanding of the Corporation's interpretation of the U.S. federal income tax consequences for individuals who are U.S. citizens or residents.  State, local and other tax consequences are not addressed below.

Stock Options.  The grant of a stock option does not produce taxable income to the employee or a tax deduction to the Corporation or any subsidiary.  Upon exercise of a non-qualified option, the excess of the fair market value of the common stock acquired over the option price is (a) taxable to the employee as ordinary income and (b) deductible by the employer (assuming withholding, if required).  The tax basis for the common stock acquired is the option price plus that taxable excess.

Upon exercise of an incentive option, the excess of the fair market value of the common stock acquired over the option price will be an item of tax preference to the employee (unless the employee disposes of the common stock in that same year).  If the common stock is held by the employee for at least two years after the date of grant and one year after the date of exercise of the option (i) the employee does not realize any income as a result of exercising the option, (ii) the tax basis of the common stock received is the option price, and (iii) the Corporation is not entitled to any tax deduction by reason of the exercise.  Any gain realized on the ultimate sale of the common stock that is held for the appropriate period is treated as gain resulting from the disposition of a capital asset.  If the employee does not hold the common stock for at least two years after the date of a grant and one year after the date of exercise, the excess of the fair market value of the common stock at the time of exercise of the option (or the proceeds of disposition, if less) over the option price will, in the year of disposition, be (a) taxable to the employee as ordinary income and (b) deductible by the Corporation (assuming withholding, if required).  The tax basis for the common stock received will be the option price plus that taxable excess.  The gain realized on the sale of the common stock over the tax basis will be treated as gain resulting from the disposition of a capital asset.

Stock Appreciation Rights.  No income will be recognized by the recipient of a stock appreciation right until shares representing the amount of the appreciation or the tax equivalent, if so elected, are transferred to the recipient pursuant to the exercise of the right.  The amount of such income will be equal to the fair market value of such shares on the exercise date (or the cash equivalent), and will be ordinary income. Subject to the applicable provisions of the Code, the Corporation will be entitled to a deduction at the same time and in the same amount.

Restricted Stock.  The grant of a restricted stock award will not result in taxable income to the employee on the date of the grant, unless the employee makes a timely election under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  At the time the substantial risk of forfeiture terminates with respect to a restricted stock award, the then fair market value of the stock will constitute ordinary income to the employee, and the Corporation will then be entitled to a deduction in the same amount.  To the extent that dividends are payable during the restricted period under the award agreement, any such dividends will be taxable to the employee at ordinary income tax rates and will be deductible by the Corporation unless the employee has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Corporation.

Cash-Settled Restricted Stock Units.  The grant of cash-settled restricted stock units will not ordinarily result in taxable income to the employee on the date of grant.  At the time the substantial risk of forfeiture terminates with respect to such award, any cash received will constitute ordinary income to the employee, and the Corporation will then be entitled to a deduction in the same amount.

Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards.   The grant of a performance stock, performance stock unit or performance unit award generally will result in taxable income to the employee on the earlier of actual receipt of compensation pursuant to the award or when compensation is credited to the employee's account, or set apart, or otherwise made available.  Subject to the applicable provisions of the Code, including but not limited to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to the Corporation in an amount equal to the compensation realized by the employee.

Vote Required

The Plan will be adopted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation's common stock that are represented at the annual meeting (either in person or by proxy) and are voted in connection with the adoption of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDED AND RESTATED TWIN DISC, INCORPORATED 2010 LONG-TERM INCENTIVE COMPENSATION PLAN.  UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THIS PROPOSAL.

CORPORATE GOVERNANCE

The Corporation's business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our Restated Bylaws.  Members of the Board of Directors are kept informed of the Corporation’s business through discussions with the President and Chief Executive Officer and with key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Corporation has reviewed its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rule changes made or proposed by the Securities and Exchange Commission and the NASDAQ Stock Market.  We believe that our current policies and practices meet all applicable requirements.  Our updated corporate governance policies, including updated charters for committees of the Board, are made available to our shareholders on our website, www.twindisc.com, and/or through appropriate mailings.

Board Independence

The Corporation requires, as set forth in its Guidelines for Corporate Governance, that a majority of the Board members be independent outside Directors.  "Independent Director," as used here, means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  At a minimum, to qualify as "independent," a Director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NASDAQ Stock Market.  The Nominating and Governance Committee of the Board assesses independence on an ongoing basis, and the Directors are responsible for bringing to the attention of the Nominating and Governance Committee any changes to their status that may affect independence.  In addition, the Directors are required to complete, on at least an annual basis, a questionnaire prepared by the Corporation that is designed to elicit information that relates to the independence assessment.  A majority of the current Board of Directors are independent Directors.

The Board has determined that the following Directors are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance:  Messrs. Doar, Rayburn, Smiley, Stratton and Zimmer, and Ms. Giesselman.  In addition, the Board has determined that Mr. Malcolm Moore was an independent director at all times prior to his resignation from the Board on June 30, 2015.

Board Leadership Structure

Prior to his death on May 6, 2015, Michael E. Batten, the former Chief Executive Officer and the father of then and current Chief Executive Officer Mr. J. Batten, served as Chairman of the Board of Directors.    The Board of Directors viewed these divided roles as in the best interests of the Corporation, as Mr. J. Batten’s long tenure with the Corporation prepared him well to assume the leadership responsibilities of Chief Executive Officer, and the Board continued to have the historical knowledge and guidance that Mr. M. Batten was able to provide.

Following Mr. M. Batten’s death, the Board of Directors decided to name Mr. Rayburn, an independent outside director of the Corporation, as Chairman of the Board.  The Board determined that this leadership structure is appropriate in light of evolving standards of corporate governance, which place a strong value on having an independent director serve as Chairman, and also in light of Mr. Rayburn’s long tenure on the Board and high standing in the Wisconsin business community.

Board’s Role in Risk Oversight

The Corporation’s Board of Directors is ultimately responsible for overseeing the Corporation’s approach to business risks that it faces.  The Board receives regular reports from the Corporation’s management regarding significant developments in the industries and markets in which the Corporation competes, as well as information regarding the Corporation’s financial performance, capital needs and liquidity.  With the assistance of management, the Board regularly identifies the risks that are most significant to the Corporation.  The Board’s agendas are planned so that each of these risks, the potential exposure they create, management’s efforts to manage those risks and other mitigating activities, are discussed at least annually.  Risk management is also an integral part of the Corporation’s annual strategic planning process, and risks identified through that process are also reviewed and discussed by the full Board.

Various committees of the Board also have roles in the oversight of risk management.  In particular, the Audit Committee focuses on financial risk, including the Corporation’s internal controls regarding finance, accounting, legal compliance and ethical behavior.  The Compensation and Executive Development Committee evaluates risks that may be created by the Corporation’s compensation policies and practices, and also annually reviews the adequacy and status of the Corporation’s management succession plans.  The Finance Committee regularly reviews and evaluates the Corporation’s risk management insurance portfolio and overall financial management of the Corporation.  The Pension Committee reviews and evaluates risks associated with the Corporation’s qualified and nonqualified retirement plans, including funding status, investment risk, asset allocation and projected liabilities.

Guidelines for Business Conduct and Ethics

Our Guidelines for Business Conduct and Ethics (the "Guidelines") summarize the compliance and ethical standards and expectations we have for all our employees, officers and Directors with respect to their conduct in furtherance of the Corporation’s business.  The Guidelines, which are available on the Corporation’s website, www.twindisc.com, contain procedures for reporting suspected violations of the provisions contained in the Guidelines, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters.  These materials are also available in print to any shareholder upon request.  If we make any substantive amendment to the Guidelines, we will disclose the nature of such amendment on our website at www.twindisc.com or in a current report on Form 8-K.  In addition, if a waiver from the Guidelines is granted to an executive officer or Director, we will disclose the nature of such waiver on our website at www.twindisc.com or in a current report on Form 8-K.

Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, all executive officers, directors and employees of the Corporation are prohibited from trading in options, warrants, puts and calls or other similar instruments on securities of the Corporation or engaging in short sales of securities of the Corporation.  In addition, we amended our Insider Trading Policy in July 2015 to further prohibit all executive officers, directors and employees of the Corporation from engaging in any hedging or monetization transactions involving securities of the Corporation, and to prohibit directors and executive officers from holding securities of the Corporation in a margin account or pledging securities of the Corporation as collateral for a loan.  Our updated Insider Trading Policy is available on our website, www.twindisc.com

Review, Approval or Ratification of Transactions with Related Persons

Our Guidelines also specifically require that all employees, officers and Directors refrain from business activities, including personal investments, which conflict with the proper discharge of their responsibilities to the Corporation or impair their ability to exercise independent judgment with respect to transactions in which they are involved on behalf of the Corporation.  The Guidelines include policies on the review and approval of significant transactions between the Corporation and its officers or employees, and their relatives or businesses.

At the end of each fiscal year, each Director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the year or any proposed transaction that involves the Corporation (or any subsidiary or affiliate of the Corporation) and that individual, their immediate family and any entity with which they or such immediate family member are associated.  All responses to the questionnaires are reviewed by the Corporation’s internal auditing department and shared with the CEO and Audit Committee, as appropriate.  Based upon such review, there were no related party transactions with respect to persons who were Directors or officers during fiscal 2015 requiring disclosure under the rules of the Securities and Exchange Commission.

DIRECTOR COMMITTEES AND ATTENDANCE

Meetings of the Board of Directors and Board Committees; Attendance

The Corporation’s Board of Directors met eight times during the year ended June 30, 2015.  Among incumbent Directors, there were four excused absences from these meetings.  The Audit Committee met five times during the year.  The Pension Committee met two times during the year.  The Nominating and Governance Committee met two times during the year.  The Compensation and Executive Development Committee met three times during the year.  The Finance Committee met two times during the year.  Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which the Director served.

Director Committee Functions

Audit Committee

The Corporation has a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The charter of the Audit Committee is available on the Corporation's website, www.twindisc.com.  It was most recently reviewed on April 24, 2015.

All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of NASDAQ Stock Market and the Corporation's Guidelines for Corporate Governance.  The Board of Directors has determined that each Audit Committee member (Mr. Zimmer (Chair), Mr. Doar, Ms. Giesselman, Mr. Smiley and Mr. Stratton) qualifies as an “audit committee financial expert” within the meaning of SEC rules.

The Audit Committee's purpose is to assist the Board of Directors in monitoring the:

● Integrity of the Corporation's financial statements;
● Independent auditor's qualifications and independence;
● Performance of the Corporation's internal audit function and the independent auditors; and
● Corporation's compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

● Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent auditor appropriate staffing and compensation;

● Retains, as necessary or appropriate, independent legal, accounting or other advisors;

● Oversees management's implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and reviews the activities and recommendations of the Corporation's internal auditing program;

● Monitors the preparation of quarterly and annual financial reports by the Corporation's management, including discussions with management and the Corporation's independent auditors about draft annual financial statements and key accounting and reporting matters;

● Determines whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence); and

● Annually reviews management's programs to monitor compliance with the Corporation's Guidelines for Business Conduct and Ethics.

Finance Committee

The Finance Committee assists the Board in fulfilling its oversight responsibilities for considering management’s proposed financial policies and actions, and making appropriate recommendations to the Board regarding: debt and capital structure, acquisitions, capital budgets, dividend policy and other financial and risk management matters.

Nominating and Governance Committee

The Nominating and Governance Committee recommends nominees for the Board to the Board of Directors.  The Committee will consider nominees recommended by shareholders in writing to the Secretary.  In addition, the Committee develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Corporation, and reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules, making recommendations to the Board as appropriate.  The charter of the Nominating and Governance Committee is available on the Corporation’s website, www.twindisc.com.  The independence of the Committee is in compliance with SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation’s Guidelines for Corporate Governance.

The Nominating and Governance Committee identifies candidates for Director nominees in consultation with the Chairman and Chief Executive Officer, through the use of search firms or other advisers, or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein.  The Committee will also consider Director candidates recommended to the Committee by shareholders.  The procedures for recommendation of nominees by shareholders are available on the Corporation’s web site, www.twindisc.com.  Shareholder recommendations to the Committee for Director candidates shall follow the following procedures:

a.	The Committee must receive any such shareholder recommendations for Director candidates on or before the last business day in the month of March preceding that year's annual meeting.

b.	Such recommendation for nomination shall be in writing and shall include the following information:
i.	Name and address of the shareholder, whether an entity or an individual, making the recommendation;
ii.	A written statement of the shareholder’s beneficial ownership of the Corporation's securities;
iii.	Name and address of the individual recommended for consideration as a Director nominee;
iv.	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director;
v.	A written statement from the shareholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the NASDAQ Stock Market;
vi.	A written statement disclosing the recommended candidate's beneficial ownership of the Corporation's securities;
vii.	A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest; and
viii.	Any other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Directors under the Securities Exchange Act.

c.	Recommendation for nomination must be sent to the attention of the Committee via the U.S. Mail or by expedited delivery service, addressed to:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: Nominating and Governance Committee
c/o Secretary of Twin Disc, Incorporated

In identifying potential candidates, the Nominating and Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees set forth below.  The Committee does not have a formal diversity policy, but it does consider a candidate’s potential to contribute to the diversity of viewpoints, backgrounds or experiences to the Board as one of many factors in choosing a candidate for the Board.  In the end, candidates are selected based on their qualifications and skills and the needs of the Board as a whole, with the goal of having a Board composed of Directors with a diverse mix of financial, business, technological and other skills and experiences.  The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process.  The Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board.  There is no difference in the manner by which the Committee evaluates potential Director nominees, whether recommended by the Board or by a shareholder.  Ms. Giesselman was nominated for the open Board position by Mr. Malcolm Moore.

The Nominating and Governance Committee evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent shareholder interests using its diversity of experience.  A Director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Corporation.  A Director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Board or of a Board committee.  This does not preclude an otherwise qualified employee of the Corporation from serving as a Director, as long as the majority of Directors satisfies the independence requirements of the regulatory bodies.  Each Director will be expected to review and agree to adhere to the Corporation’s Guidelines for Business Conduct and Ethics, as in effect from time to time.  The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board's selection as nominees for the Board and as candidates for appointment to the Board's committees.

Compensation and Executive Development Committee

Scope of Authority - The primary purpose of the Compensation and Executive Development Committee is: (i) to assist the Board in discharging its responsibilities in respect to the compensation of the Corporation's Directors and executive officers; (ii) to produce an annual report for inclusion in the Corporation’s proxy statement on executive compensation; and (iii) to lead the process of management succession.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.

The Compensation and Executive Development Committee charter expressly grants the Committee the authority and responsibility required by the listing standards of the NASDAQ Stock Market, which includes the ability to retain or obtain advice from a compensation consultant, legal counsel or other adviser, and to compensate and oversee the work of any compensation consultant, legal counsel or other adviser retained by the Committee.  The Committee charter also requires the Committee to determine the independence of any such compensation consultant, legal counsel or other adviser in accordance with the rules of the NASDAQ Stock Market.

The charter of the Compensation and Executive Development Committee is available on the Corporation’s website, www.twindisc.com.  The Corporation last updated the Compensation and Executive Development Committee charter on January 29, 2015.

Composition - The Compensation and Executive Development Committee is composed exclusively of non-employee, independent Directors none of whom has a business relationship with the Corporation, other than in their capacity as Directors.  The Compensation and Executive Development Committee reports to the entire Board.

Role of Consultants - The Compensation and Executive Development Committee periodically engages an independent consultant to review its compensation program for the officers of the Corporation, in order to ensure market competitiveness.  In general, the Committee has engaged an independent compensation consultant for this purpose every two years.  Toward the end of FY2013, the Compensation Committee engaged Towers Watson (“Towers”), a global human resources consulting firm, for this review for purposes of setting executive compensation for FY2014.  Towers provides the Compensation Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.  The Committee did not engage a compensation consultant in connection with setting executive compensation for FY2015, but it did review updated Towers survey information, which was increased by 3% for the base salary information and by 4% for long-term incentive compensation to reflect current compensation trends in the market.  For FY2016, the Corporation again engaged Towers to provide a detailed review of the officer’s compensation program.  The results of that review were used by the Committee when making base salary, annual incentive and long-term compensation decisions for fiscal 2016.

Towers provided additional services to the Corporation in amounts exceeding $120,000 during FY2015.  Specifically, the Corporation paid Towers $132,594 in FY2015 for pension and actuarial services.  The decision to engage Towers to provide pension and actuarial services to the Corporation was made by the Pension Committee of the Board of Directors after a competitive RFP process, and was not separately approved by the Compensation and Executive Development Committee or the Board of Directors.

Role of Executive Officers - The Compensation and Executive Development Committee makes all compensation decisions for the President and CEO, Mr. J. Batten, and approves recommendations for compensation actions for all other elected officers of the Corporation.  As President and CEO, Mr. J. Batten annually reviews the performance of each elected officer with the Compensation and Executive Development Committee.  Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Compensation and Executive Development Committee, which may exercise its discretion in modifying any of the recommendations presented.  The Compensation and Executive Development Committee also reviews the performance of the President and CEO.  It alone determines the salary adjustment, bonus payment and equity awards for Mr. J. Batten.

Compensation Committee Interlocks and Insider Participation – During FY2015, the members of the Compensation and Executive Development Committee were Malcolm F. Moore (Chair), David B. Rayburn (until May 7, 2015), Harold M. Stratton II (beginning May 7, 2015), and David R. Zimmer.  Mr. Moore’s tenure as a member of the Compensation and Executive Development Committee ended when he resigned from the Board on June 30, 2015, and Mr. Zimmer took over as Chair.  In addition, Janet P. Giesselman became a member of the Compensation and Executive Development Committee effective July 1, 2015.  None of the Compensation and Executive Development Committee members are former executive officers of the Corporation.  See the “Board Independence” section for additional information concerning Director independence.  The Corporation had no “Compensation Committee Interlocks” as described by the SEC during fiscal 2015.

Pension Committee

The Pension Committee reviews and recommends to the Board for approval the pension fund’s professional advisors and auditors.  The Pension Committee annually reviews actuarial assumptions, actuarial valuations, investment performance, funding policies and investment policies.

Committee Membership

In October of each year, the Board considers and approves committee membership for the coming year.  The Board’s committees are currently comprised of the following Directors, with the Chairman of each Committee listed first:
Compensation &
			Executive	Nominating and
Audit	Finance	Pension	Development	Governance
Zimmer	Doar	Stratton	Zimmer	Smiley
Doar	Smiley	Doar	Giesselman	Giesselman
Giesselman	Zimmer	Smiley	Stratton	Stratton
Smiley				Zimmer
Stratton

Attendance at Annual Meeting

The Corporation does not have a formal policy that its Directors attend the Annual Meeting of Shareholders because it expects them to do so and because the Corporation's Directors historically have attended these meetings.  All of the members of the Board of Directors attended last year's annual meeting. The Board of Directors conducts its annual meeting in conjunction with the Annual Meeting of Shareholders at the Corporation's headquarters.

Stockholder Communication with the Board

The Board provides to every stockholder the ability to communicate with the Board as a whole, and with individual Directors on the Board, through an established process for stockholder communication (“Stockholder Communication”) as follows:

1. Stockholder Communication to Entire Board.  For Stockholder Communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: Chairman of the Board of Directors

2. Stockholder Communication to Individual Director.  For Stockholder Communication directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual Director via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated
1328 Racine Street
Racine, WI 53403
Attn: [Name of Individual Director]

The Corporation will forward by U.S. mail any such Stockholder Communication to each Director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Stockholder Communication is addressed to the address specified by each such Director and the Chairman of the Board.

Communications from an officer or Director of the Corporation and proposals submitted by stockholders to be included in the Corporation's definitive proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, (and related communications) will not be viewed as a Stockholder Communication. Communications from an employee or agent of the Corporation will be viewed as a Stockholder Communication only if such communications are made solely in such employee's or agent's capacity as a stockholder.

From time to time, the Board may change the process by which stockholders may communicate with the Board or its members.  Please refer to the Corporation's website, www.twindisc.com, for any changes to this process.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis describes the material components of compensation paid to the Corporation’s Chief Executive Officer, Chief Financial Officer, and its three most highly compensated executive officers for the fiscal year ended June 30, 2015 (the “Named Executive Officers”).  For the fiscal year ended June 30, 2015, the Named Executive Officers are:

•	John H. Batten, President and Chief Executive Officer;

•	Jeffrey S. Knutson, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary

•	Christopher J. Eperjesy, Former Vice President – Finance, Chief Financial Officer and Treasurer;

•	Dean J. Bratel, Vice President – Global Sales and Marketing;

•	Denise L. Wilcox, Vice President – Human Resources; and

•	Michael B. Gee, Vice President – Engineering

In this Compensation Discussion and Analysis, we will also explain the objectives of our compensation programs, why we pay the compensation we do and how that fits with the Corporation’s commitment to provide value to our shareholders.

Executive Summary

Through the Board’s Compensation and Executive Development Committee, the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for short-term and long-term performance of the Corporation.  To fulfill these goals, the compensation of the Corporation’s Named Executive Officers consists of a mix of base salary, annual incentives and long-term incentives.  Base salary is intended to compensate the Corporation’s Named Executive Officers for services rendered during the fiscal year, their level of responsibility and experience within the industry and the Corporation, and their sustained individual performance. Annual incentives are designed to compensate the Named Executive Officers for achieving short-term corporate, business unit and individual performance goals.  Long-term incentives are intended to reward executives for sustained performance of the Corporation and are heavily weighted in favor of equity-related awards (performance stock, performance stock units and restricted stock) that are tied to the Corporation’s stock price.

A significant objective of the Corporation’s compensation philosophy is to align the interests of the Named Executive Officers with those of shareholders by paying for performance.  Key elements of the Corporation’s compensation program that support the pay for performance philosophy include the following:

•
The Corporation seeks to set compensation of its Named Executive Officers at the market median for companies of comparable size and in comparable industries, but also allows actual pay to vary from the market median depending on individual and company performance and length of service within the industry and the Corporation.

•
A significant portion of the compensation of the Corporation’s Named Executive Officers is tied to the performance of the Corporation, including annual incentives based on financial measurements that management of the Corporation considers important and long-term incentives that are heavily weighted in favor of equity-related awards (performance stock, performance stock units and restricted stock).

•	The Corporation has stock ownership guidelines for each of its Named Executive Officers, thereby aligning their long-term interests with those of shareholders.

•
In FY2016, the Corporation added relative total shareholder return as one of the performance goals in its long-term incentive awards.  The Corporation also awarded only performance stock and restricted stock as long-term incentive awards in FY2016, in order to promote additional equity ownership beyond the performance period for the long-term incentive awards.

The Corporation also maintains compensation practices that we believe are consistent with good governance.  For example:

•
The Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments.

•	The Corporation’s long-term incentive compensation plan is designed to maximize the deduction for performance-based compensation under Section 162(m) of the Internal Revenue Code.

•
The Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

•	The Compensation Committee considers internal pay equity when making compensation decisions.

•	The annual Corporate Incentive Plan is performance-based and has caps on bonus payments.

•	The Compensation Committee annually evaluates the Corporation’s compensation programs to ensure that they do not encourage unnecessary risk-taking.

•
In FY2016, the Corporation amended its long-term incentive compensation plan to: (i) prohibit repricing of stock options and the repurchase of underwater options; (ii) further limit the recycling of shares that may be awarded under the plan; (iii) more clearly state that neither the Corporation nor the Committee may exercise discretion to increase awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code; and (iv) expressly state that all awards are subject to the clawback requirements of any applicable law and the listing standards of the NASDAQ Stock Market, and provide mechanisms for the Corporation to enforce its recovery rights.  The Corporation did not increase the number of shares available for issuance under the plan in connection with the plan amendment.

The following provides a brief overview of the highlights of the compensation received by the Corporation’s Named Executive Officers for the fiscal year that ended June 30, 2015:

•
For FY2015, base salaries of the former Chief Financial Officer and the Vice President – Human Resources were increased approximately four percent, which was consistent with competitive norms.  The President and Chief Executive Officer and the Vice President – Global Sales and Marketing received increases of 11.1% and 10% respectively in recognition of  their continued growth in their  positions and to bring them closer to the market median.    Through the course of the year, the new Chief Financial Officer received increases in base salary totaling about 40% of his FY2014 base salary, primarily due to his acceptance of the Chief Financial Officer position, and the Vice President – Engineering received increases in base salary totaling about 25%, primarily due to his appointment as an executive officer of the Corporation in January 2015.

•
The Corporation achieved near target levels of profitability, sales growth and inventory turns established under the Corporate Incentive Plan for the past fiscal year.  As a result, each of the Named Executive Officers received an annual incentive under the Corporate Incentive Plan for FY2015.

•
The Corporation did not achieve the cumulative profitability objective for performance stock and performance stock units granted in 2012 under the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan.  As a result, the performance stock and performance stock unit awards did not vest.

As required by Section 14A of the Securities Exchange Act of 1934, the Corporation held its fourth shareholder advisory vote on executive compensation at its October 24, 2014, Annual Meeting of Shareholders.  For the fourth year in a row, the shareholders overwhelmingly approved the say on pay proposal, with more than 93% of the votes cast in favor of the compensation paid to the Corporation’s Named Executive Officers.

Overview

The Compensation and Executive Development Committee (the “Committee”) of the Board has responsibility for establishing, implementing and monitoring the total compensation of the Corporation’s executive officers.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.  The Committee has adopted a charter that it uses when setting agendas and schedules for their meetings.  The charter can be found at http://ir.twindisc.com/charters.cfm.

Compensation Philosophy and Objectives

Twin Disc believes that knowledgeable, motivated and dedicated employees can make the difference in our Corporation’s ability to execute business strategy and excel in the marketplace.  The Committee believes it is in the best interest of the Corporation and its shareholders to fairly compensate our executive team to encourage high-level performance, resulting in increased profitability of the Corporation.  Executives are compensated on the value of their contribution to the success of the Corporation, in addition to their assigned scope of responsibilities.

Compensation includes opportunities for shared risks and rewards, and reflects the results of both individual performance and performance of the Corporation.  In setting compensation, the Committee tries to ensure that the employees’ pay is fair when compared to others within the Corporation as well as when compared to employees at similar positions in other companies.  Twin Disc will pay for the value of the job to the Corporation, considering the knowledge, skills and abilities required for each job and will pay market competitive compensation, in order to attract, retain and motivate top talent.

The key elements of our officers’ total compensation package are base salary, an annual incentive program, a long-term incentive program, and other benefits.  Base salary is intended to compensate the executive for the responsibilities and scope of the job, reward sustained performance, and aid in retention. The annual incentive program is intended to reward the achievement of corporate and business unit annual operating goals that are key to the Corporation’s overall performance.  The long-term incentive program is intended to reward achievement of sustainable, long-term performance goals, and aid in the retention of the executive, aligning the executive’s rewards with those of the shareholder.  The goal of the Corporation’s compensation program is to provide competitive compensation that encourages and rewards individual and team performance for producing both short-term and long-term shareholder value.

The Corporation believes that its executive officers should hold a meaningful stake in Twin Disc in order to align their economic interests with those of the shareholders.  To that end, the Corporation has adopted stock ownership guidelines.  Stock ownership targets are equal to five times annual base salary for the CEO and President, two times annual base salary for the CFO and Executive Vice President, and one times annual base salary for the remainder of the officer team.  Officers have a period of four years to attain their targeted ownership level.  The Compensation and Executive Development Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.  Compliance is reviewed annually.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) in service as of the end of any fiscal year.  However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.  The Committee generally seeks to structure long-term compensation amounts and plans to meet the deductibility requirements under this provision.

The Committee also seeks to structure compensation amounts and arrangements so that they do not result in penalties for the executive officers under the Internal Revenue Code.  For example, Section 409A of the Internal Revenue Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The Committee has structured the elements of the Corporation’s compensation program so that they are either not characterized as deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Sections 280G and 4999 of the Internal Revenue Code and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executive officers upon a change in control and results in the loss of the compensation deduction for such payments for the executive’s employer.  The Committee has structured the change in control payments under its severance agreements with the executive officers to avoid having benefits exceed the limitations and provisions of Sections 280G and 4999.

Each year, the Committee reviews with management the design and operation of the Corporation’s compensation programs, including the performance objectives and target levels used in connection with awards under the Corporation’s annual and long-term incentive programs.  In addition, the Committee reviews all incentive plans for any risk-mitigating factors such as stock ownership guidelines, claw-back provisions, multiple performance metrics, a cap on the incentive payout, mix of incentive compensation to total direct compensation, discretionary evaluation components and vesting requirements.  The Committee also reviews the total maximum payout of the plans and the effect it has on the performance of the Corporation.  While the goals that the Committee establishes are challenging, the Committee has concluded that these goals do not provide employees of the Corporation an incentive to take unnecessary risk.  The Committee has concluded that the Corporation’s compensation policies and practices are not likely to have a material adverse effect on the Corporation.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the President and CEO (Mr. J. Batten) and approves recommendations for compensation actions for all other elected officers of the Corporation.

As President and CEO, Mr. J. Batten annually reviews the performance of each elected officer with the Committee.   Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Committee.  The Committee may exercise its discretion in modifying any of the recommendations.

The Committee reviews the performance of the President and CEO.  It alone determines the salary adjustment, bonus payment and equity compensation awards for Mr. J. Batten.

Setting Executive Compensation

Based on the Corporation’s compensation objectives, the Committee has structured the executive officers’ total compensation program to motivate executives to achieve the business goals of the Corporation and to reward them for achieving such goals.

The elements of each executive’s compensation package include base salary, annual incentive compensation, long-term incentive compensation, benefits and perquisites.  Changes to compensation are determined at the beginning of each fiscal year and are dependent upon several factors, including, but not limited to, scope of responsibilities, the Corporation’s performance, individual performance, and competitive market practices.

The Corporation looks to establish each element of total direct compensation (i.e., base salary, annual incentive compensation, and the annualized value of long-term incentive compensation granted during the year) near the market median (50th percentile) for companies of a similar size and industry.  The Committee believes an executive’s target compensation is competitive if it falls within a band of plus or minus 15% from the competitive median of data.  Because a large portion of each executive’s long-term incentive compensation package consists of performance awards, actual payments of long-term incentive compensation and total direct compensation in any given year may fall significantly above or below the market median, based on the performance of the Corporation.

The Committee periodically engages an independent consultant to review its compensation program for the officers of the Corporation, in order to provide information regarding market median compensation levels and the blend of short-term compensation to long-term types of compensation.  The consultant provides the Committee with information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives.  Historically, the consultant has not selected a peer group of companies to determine market competitiveness, but rather has used survey data compiled from several general industry compensation databases.  The consultant provides information to the Committee regarding the competitiveness of each element of compensation for comparable positions.  In addition to competitive data, the Committee considers the executive’s level of experience, length of service in his or her position, the level of responsibility of the position, the performance of the Corporation and sustained individual performance when setting or approving compensation levels.

Historically, a compensation consultant has been engaged to conduct a detailed review of competitive compensation data every two years.  Assuming an executive is at or near the market median for his or her position, salary increases for years that the Committee does not engage an independent consultant are determined using several factors.  First, the financial results of the Corporation are used to determine the amount of a merit pool that may be available across the entire Corporation.  Next, the Committee obtains general information from various sources regarding broad market trends in executive compensation. The Committee also reviews whether the Corporation and the executive team have achieved their overall objectives for the fiscal year.  Finally, the Committee evaluates whether each executive’s individual performance objectives have been achieved and to what level.  These factors will determine whether the executive will achieve an average increase (based on the merit pool and broad market trends), an above average increase or a below average increase.

For FY2014, The Committee engaged Towers Watson, a global human resources firm, to conduct a detailed review of competitive compensation levels for similar positions in similar industries.  For this analysis, Towers Watson referenced several data sources, including:

•	2012 Towers Watson Compensation Databank (CDB)
•	2012 Towers Watson U.S. Top Management Compensation Study

Relative to each of the data sources, Towers Watson referenced a broad sample of both general industry companies with revenues of less than $1 billion (CDB survey) and durable goods manufacturing companies with revenues between $100 million and $450 million (U.S. Top Management Compensation Study).  The complete survey participant lists for each of the data sources are provided in Appendix B.

The Committee received information on the 25th, 50th and 75th percentiles of each element of executive compensation for comparable executive positions.  Because the samples included companies of similar size, only tabular data was used in the analysis, and not regression analysis as has been used in past analyses.  The Committee did not consider any specific peer group of companies when making competitive comparisons or compensation decisions, and the Committee did not specify targeted individual companies from among the Towers Watson survey participants.

For FY2014, the base salary of each Named Executive Officer was set within 10% of the competitive median, except for the base salary of Mr. Bratel, whose base salary was set slightly below 25% of the competitive median due to his lack of tenure in the new position.  The target annual incentive bonus as a percent of base salary was set at the competitive median for each Named Executive Officer except for Ms. Wilcox, whose target annual incentive bonus as a percent of base salary was set at the 75th percentile.  The target total cash compensation (consisting of base salary and annual incentive bonus payments) and target total direct compensation (consisting of base salary, annual incentive bonus and long-term incentive payments) of each named executive officer for FY2014 was set within 15% of the competitive median, with the exception of Mr. Bratel, whose target total cash compensation and target total direct compensation were 24% and 20% below the competitive median, respectively.  In addition, the target total direct compensation of Mr. J. Batten, Mr. Eperjesy and Ms. Wilcox were 17%, 16% and 24% higher than the competitive median due to several factors that include impending promotion to CEO (Mr. J. Batten), the value of the position to the organization and internal equity considerations.

For FY2015, the Committee followed the above-described historic practice and did not engage a compensation consultant to conduct a detailed review of competitive compensation data.  It reviewed updated Towers Watson survey information which was increased by 3% for the base salary information and by 4% for long-term incentive compensation, to reflect compensation trends in the market.  It used that information, along with the recommendations from Mr.  J. Batten as described above, the company-wide merit pool, and the FY2014 shareholder advisory vote on executive compensation, in determining the elements of each executive’s compensation package for FY2015.

For FY2016, the Corporation again engaged Towers Watson to provide a detailed review of the officer’s compensation program.  The results of that review were used by the Committee when making base salary, annual incentive and long-term compensation decisions for fiscal 2016.

Base Salary

The Corporation provides executive officers with a base salary to compensate them for services rendered during the fiscal year, their level of responsibility and experience within the Corporation, and their sustained individual performance.  Individual performance is measured through the Corporation’s annual performance evaluation process.  Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

Base salaries are reviewed each year by the Committee.  As discussed above, salary levels are compared to the market median (i.e. 50th percentile), as determined by using survey data and as determined by external consultants, in order to ensure executives are paid a competitive salary, aiding in attraction and retention.

Base salary adjustments, as may be appropriate, are determined annually and may be based on individual, team or Corporation performance results, as well as other factors including changes to job scope or responsibilities.

The Corporation uses a performance management system to set individual objectives for each executive.  This system allows for the annual evaluation of both performance goal achievement and competency development.  When evaluating individual performance, the Committee considers the executive’s effort in promoting corporate values; achieving both short and longer-term objectives; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and achievement of other individualized goals set as a part of the performance management system.

Market adjustments to base salary may be indicated when an incumbent is more than 15% below the market median and has been in the job longer than 2-3 years.  Market adjustments may also be used to retain valuable employees in a competitive labor market.

The Committee determines and approves base salary adjustments for the President and CEO, and approves base salary adjustments for the members of the executive officer team, based on the recommendations from the President and CEO.  Generally, executive base salaries are increased at rates comparable to the increases provided at other comparable companies and are at or near market levels.

For FY2015, the Committee adjusted the base salaries for the Named Executive Officers, effective beginning the first payroll period in October 2014, using the company-wide merit pool, as well as the information provided from Towers Watson as a guide.  The Committee determined that a base salary increase of approximately 4% would be appropriate for most of the Named Executive Officers to keep their base salaries near the market median, but that a greater increase would be appropriate for Mr. J. Batten and Mr. Bratel due to their recent promotions and the need to move toward the midpoint of salaries for the market.  The base salaries for the Named Executive Officers changed by the following percentages as compared to FY2014:   Mr. J. Batten, 11.1%; Mr. Knutson, 8.9%; Mr. Eperjesy, 3.7%; Mr. Bratel, 10.0%; and Ms. Wilcox, 4%.  Mr. Gee received a 3.3% increase in base salary early in FY2015, and a 22.6% increase in base salary in January 2015 due to his promotion to VP of Engineering.  Neither of these increases was considered or approved by the Committee, because they occurred prior to Mr. Gee becoming an executive officer of the Corporation.  The Committee also approved increases in Mr. Knutson’s base salary of 12.7% in February 2015 and 14.5% in June 2015 due to his promotion to interim CFO and permanent CFO.

For FY2016, the Committee maintained salaries at current levels for the Named Executive Officers due to a global salary and wage freeze at all operations.

Annual Incentive Compensation

Executive officers and selected key management participate in an annual incentive plan called the Corporate Incentive Plan (“CIP”).  This plan provides executives with annual cash incentives for achieving corporate, business unit and individual performance goals.  Specific annual performance goals are based on Economic Profit measures (earnings in excess of the Corporation’s cost of capital) and other initiatives of the Corporation that are determined annually.

The Committee reviews the CIP’s design annually and approves any CIP design changes or amendments.  It also reviews and approves annual goals, and certifies the achievement of performance targets, based on the financial statements of the Corporation.  Cash incentive payments are made after the end of each fiscal year, dependent upon corporate or subsidiary goal achievement.  In no event may the payout be more than 200% of the target.

For FY2015, each Named Executive Officer’s CIP award was based on the following:

Objective	Weight	Target	Actual
Economic Profit (defined as earnings in excess of the Company’s cost of capital)	70%	Target: Economic Profit = $(1,200,000) Threshold: Economic Profit = $(6,710,284) Maximum: Economic Profit = $3,000,000	Result= $(663,671) Payment = 113% of Target
Corporate Inventory (turns)	15%	Target = 2.18 Threshold = 2.00 Maximum = 2.40	Result = 2.07 Payment = 69% of Target
Sales Revenue	15%	Target = $290,300,332 Threshold = $277,104,863 Maximum = $303,495,802	Result = $265,790,121 Payment = 0% of Target

For FY2015, the target bonuses as a percentage of base salary were set at 65% for Mr. J. Batten, 50% for Messrs. Eperjesy, Knutson, and Bratel, 40% for Ms. Wilcox and 35% for Mr. Gee.   Based on the above formulas and the Corporation’s performance, the performance targets for Economic Profit and Corporate Inventory (turns) were achieved at a level between threshold and target, and the performance target for Sales Revenue was not achieved.  Overall, the CIP paid bonuses at 89.4% of the target.

An executive’s incentive payment under the CIP may be increased or decreased by up to 20%, at the discretion of the Committee, based on the recommendations of the President and CEO, if the executive’s individual performance goals are either exceeded or not achieved and other factors deemed important by the Committee.  The Committee alone makes decisions regarding the President and CEO’s annual incentive award.

The following definitions are used in the calculations of “Economic Profit,” a key component of the CIP:

Economic Profit is defined as the return on investment in excess of the Cost of Capital.  It is calculated by taking Net Operating Profit after Tax (“NOPAT”) less (or as a percentage of) a Capital Charge (Average Invested Capital x Cost of Capital).

Average Invested Capital is defined as total assets less non-interest bearing liabilities less accrued retirement benefits less excess cash, computed on monthly trailing 13 month basis.  For FY2015, excess cash was defined as cash in excess of $3 million, or roughly 1% of sales.

Cost of Capital is defined as the weighted average expectation of Twin Disc’s sources of capital, debt and equity.  For FY2015, the cost of capital has been calculated at 10% (after taxes).

The Committee reviewed and approved the performance goals recommended for the FY2016 CIP. The CIP will pay out if certain Economic Profit, inventory, and sales growth performance goals are achieved.

The Committee reviewed the recommendations and approved the target bonus percentages for each officer. The Committee discussed and determined the bonus percentage amount for Mr. J. Batten. For FY2016, the target bonus percentage of base salary will be 65% for Mr. J. Batten, 50% for Messrs. Knutson and Bratel, 40% for Ms. Wilcox and 35% for Mr. Gee.

Long-Term Incentive Compensation

The Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (“2010 LTI Plan”), which was approved by shareholders at the annual meeting in October 2010 and was amended and restated on July 31, 2015, provides for the opportunity for officers and key employees of the Corporation (and its subsidiaries) to acquire common stock of the Corporation or cash payments via stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, performance stock unit awards or performance unit awards.  In keeping with the Corporation’s commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes annual decisions regarding the appropriate type of long-term incentives for each executive.

Because of the limited number of outstanding shares and potential for ownership dilution, the long-term incentive program has emphasized the use of restricted stock, performance stock awards and performance stock unit awards, which typically require fewer shares to achieve a competitive, long-term incentive compensation opportunity than would otherwise be required if only stock options were granted.

The granting of performance stock and performance stock units encourages a pay for performance approach, aligning the interests of the executive with the economic goals of the Corporation and the shareholders.  The granting of restricted stock is based on a number of factors that include rewarding sustained individual performance, increasing an executive’s ownership in the Corporation, and addressing retention concerns.  Restricted stock may also be used to incent executives in times of global economic instability when future values of stock options, performance stock and performance stock units become more unpredictable.

The composition of an executive’s long-term compensation – i.e. performance stock, performance stock units and restricted stock – is determined by the Committee.  The executive has no role or choice whether to receive incentive compensation in the form of performance stock, performance stock units, restricted stock, or other forms.

The Committee establishes the vesting criteria, including the performance goals that must be achieved in order for the award to vest.  Grants are made at the beginning of each fiscal year, or as determined by the Committee, for the ensuing multi-year cycle period.

The Committee uses external consultants and survey information as a guideline when considering long-term incentive awards for management.  They review competitiveness of the LTI Plan annually and obtain a periodic independent review.  In addition, the Committee reviews and approves LTI Plan changes as necessary, and ensures the LTI Plan’s compliance with shareholder approval requirements.

In FY2015, all of the Named Executive Officers received awards of performance stock and performance stock units.  In order for the performance stock and units to vest at target levels, the amount of the Corporation’s Economic Profit (cumulative net operating profit after taxes (“NOPAT”) less the Corporation’s cumulative capital charge) for the cumulative three fiscal-year period ending June 30, 2017 must be greater than or equal to $1 (i.e. positive).  The maximum payout will occur if Economic Profit reaches $5,000,000; a threshold payout will occur if Economic Profit reaches $(5,000,000).  The maximum payout will be 120% of the shares or units granted.  No performance stock or performance units will vest if performance is less than threshold.

The Corporation’s capital charge is calculated by multiplying average invested capital times the cost of capital.  Average invested capital is defined as total assets less non-interest bearing liabilities, less accrued retirement benefits less excess cash, computed on a monthly trailing 13 month basis.  Cost of capital is defined as the weighted average expectation of Twin Disc’s sources of capital, debt and equity.  For FY2015, the cost of capital has been calculated at 10%, after taxes.

In order to incent and retain the Corporation’s executives, shares of restricted stock were also granted to all Named Executive Officers in FY2015.  These shares will vest July 30, 2017 provided the executive remains employed with the Corporation until the vesting date.

In July 2015, the Committee reviewed the performance objective established in July of 2012 for the vesting of performance stock and performance stock units granted in July 2012 under the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan.  The objective is listed below:

The Performance Objective is the Company’s economic profit (measured as the difference between the Company’s cumulative net operating profit after taxes and the Company’s cumulative capital charge) for the cumulative three fiscal year period ending June 30, 2015, as specified below:

Performance Objective as of June 30, 2015

Maximum	$15,000,000
Target	$10,000,000
Threshold	$5,000,000

For purposes of this performance objective, the Corporation’s cumulative capital charge was calculated by multiplying average invested capital times the cost of capital.  Average invested capital is defined as total assets less non-interest bearing liabilities, less accrued retirement benefits less excess cash, computed on monthly trailing 13 month basis.  Cost of capital is defined as the weighted average expectation of Twin Disc’s sources of capital, debt and equity.  For FY2013-FY2015, excess cash was defined as cash in excess of $3,000,000, approximately 1% of net sales, and the cost of capital has been calculated at 10%, after taxes.

The Committee determined, subject to audit, that the Corporation’s economic profit for the cumulative three year period ending June 30, 2015 was $(20,611,639).  As a result, both the performance stock and performance stock units granted to Named Executive Officers in July 2012 did not meet the threshold objective and therefore did not vest.

For FY2016, the Committee changed the performance measures that had historically been used in connection with its long-term incentive plan.  Instead of using economic profit as the sole performance measure, the long-term incentive awards granted in FY2016 use a combination of the following performance goals and weightings for the three-year performance period ending in FY2018:  (i) average annual sales revenue (40%), (ii) economic profit (40%), and (iii) relative total shareholder return (expressed as the percentile rank of the Corporation’s total shareholder return for the performance period relative to the average total shareholder return of the S&P Machinery (Industrial) Index) (20%).  In addition, the Corporation expanded the possible range of long-term incentive payments for each performance goal from 80% - 120% of the target to 50% - 150% of the target.  The Committee also awarded only performance stock and restricted stock as long-term incentive awards in FY2016, and did not award performance stock units, in order to promote additional equity ownership beyond the performance period for the long-term incentive awards.

Benefits

In addition to cash compensation and cash/stock incentive programs, the Corporation believes it is necessary to also recognize the efforts of its officer group and senior management in the area of benefits and perquisites.  The Committee annually reviews the Corporation’s benefit programs for competitiveness and uses external consultants and surveys as a reference when necessary.  It approves the addition, modification or deletion of any executive benefit program, as well as the eligibility of a program to any specific executive.

Qualified Retirement Plans

The Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Savings Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003.  The Savings Plan was established August 1, 2009 to provide a retirement benefit similar to the one previously provided under the Twin Disc, Incorporated Retirement Plan for Salaried Employees, discussed below, in a defined contribution format.

Employer contributions under the Savings Plan are based on a percentage of annual compensation, from 4.5% to 6.5%, based on years of service.  This contribution is deposited into an individual investment account, in which the individual directs his or her own investment elections, within an array of choices.

The Savings Plan does not allow employee contributions.  Employer contributions, which are made annually, are immediately 100% vested.

The Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003.  The Retirement Plan was amended to freeze future benefit accruals as of August 1, 2009.

Prior to January 1, 1997 benefits in the Retirement Plan were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service.  As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. Bratel is the only Named Executive Officer eligible for an accrued benefit under the pre-1997 Retirement Plan with 9.5 years of pre-January 1, 1997 credited service.

The Retirement Plan was amended on January 1, 1997 to add a cash balance formula for post January 1, 1997 accruals.  Benefits under the Retirement Plan are generally equal to the sum of the benefits as frozen on December 31, 1996, plus benefits that accumulated under the cash balance formula from January 1, 1997 through July 31, 2009.  Benefits under the cash balance formula are generally stated as a lump sum amount, but may be distributed as a lump sum or as an annuity.  Prior to August 1, 2009, accruals under the cash balance formula were based on a percentage of compensation, from 4.5% to 6.5%, based on years of service, with interest credits at the thirty-year U.S. Treasury Bond rate, or other such rate mandated by the IRS in substitution of the 30-year Treasury rate, with a minimum guarantee of 3%.

The Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan to which all Twin Disc, Incorporated employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Service on a pre-tax or after-tax (Roth) basis.  The Corporation will match 50% of the first 6% of pay that is contributed to the 401(k) Plan.  All contributions to the 401(k) Plan, as well as any matching contributions, are fully vested upon contribution.

Supplemental Executive Retirement Plan

The Corporation extends a supplemental retirement plan, called the Twin Disc, Incorporated, Supplemental Executive Retirement Plan (“SERP”), to certain qualified officers.  It is the Corporation’s current practice to not add new officers to the SERP.  For those eligible participants (including Mr. J. Batten, Mr. Bratel and Ms. Wilcox) the SERP benefit is calculated as the additional benefit that the participant would have received at retirement under the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees and the frozen Twin Disc, Incorporated Retirement Plan for Salaried Employees, but for the limitation on compensation used in determining benefits under those plans.  SERP benefits of all Named Executive Officers who are eligible participants are stated as individual accounts.

The SERP benefit is payable in two lump sum payments, which are paid on the first and second February 1 in the years following retirement.  However, if the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation.  The maximum payment in any given year is $500,000 and any amounts in excess of $500,000 will be paid in the third and subsequent years following retirement.

Executive Life Insurance

The Corporation provides an endorsement split-dollar life insurance benefit to certain Named Executive Officers who were in their positions prior to January 1, 2015.  The Corporation’s current practice is to not provide this benefit to new officers.  While employed, the death benefit for an executive is generally equal to three times his or her annual base salary, although exceptions may occur due to other compensation arrangements.  At the later of retirement or the 15th anniversary of the policy, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value.  At that time, the ownership of the remaining policy and corresponding cash values are transferred to the executive.  Information regarding this benefit is detailed in the “All Other Compensation” column of the Summary Compensation Table.

Change in Control Agreements

The Corporation has change in control severance agreements with each of its executive officers, which were most recently updated in July 2014.  If a change in control occurs (as defined in the agreements) and the executive thereafter terminates employment under circumstances specified in the agreements, the executive is entitled to certain severance benefits. Severance benefits for Named Executive Officers would consist of the sum of the executive’s annual base salary (as defined in the agreements) in effect immediately prior to the circumstances giving rise to the executive’s termination, plus the greater of the executive’s annual bonus for the fiscal year preceding termination (or, if no annual bonus was paid in that year, the average of the annual bonuses for the three fiscal years preceding termination) or target annual bonus for the fiscal year of termination, times a multiple (2.5 for Mr. J. Batten, 2.0 for Mr. Knutson, and 1.5 for Mr. Bratel, Ms. Wilcox and Mr. Gee).  In addition, the executive would be entitled to the cash value over the exercise price of any shares of common stock subject to unexercised stock options held by the executive, all performance stock and performance stock unit awards would vest and fringe benefits would continue for 24 months following termination.  The agreements are specifically designed to avoid having benefits exceed the limitations and provisions of Section 280G of the Internal Revenue Code.

The performance stock and performance stock unit award agreements and restricted stock agreements between the Corporation and its Named Executive Officers have certain change in control provisions.  Specifically, if a change in control (as defined in the agreements) occurs and the employee thereafter terminates employment under circumstances specified in the agreements, all performance stock and performance stock units shall immediately vest as if the performance objectives had been fully achieved, and all restricted shares shall become freely transferable and non-forfeitable.

Other Personal Benefits and Perquisites

Twin Disc’s Named Executive Officers, along with other executive officers and senior management, are occasionally provided a limited number of perquisites whose primary purpose is to minimize distractions from personal issues to focus the executive’s attention on important initiatives of the Corporation.  An item is not a perquisite if it is integrally related to the performance of the executive’s duties.

Summary Compensation Table

The following table summarizes the “total compensation” of the Corporation’s Chief Executive Officer, Chief Financial Officer, and its three most highly compensated executive officers for the fiscal year ended June 30, 2015.  It should be noted that the total compensation as reported by the Summary Compensation Table follows specific SEC requirements for reporting compensation, and does not reflect the target or actual compensation for the Named Executive Officers for the fiscal year.

Name and Principal Position	Year	Salary	(1) Bonus	(2) Stock Awards	(3) Non-Equity Incentive Plan Compensation	(4) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(5) All Other Compens- ation	Total

John H. Batten	2015	$486,540	-	$587,287	$290,550	$4,426	$86,091	$1,454,924
President and Chief	2014	$426,580	-	$587,317	$0	$4,427	$80,241	$1,098,565
Executive Officer	2013	$354,117	-	$464,650	$0	$3,568	$91,886	$914,221

Jeffrey S. Knutson	2015	$248,748	-	$197,361	$140,805	-	$32,018	$618,932
Vice President – Finance, CFO, Sec’y and Treasurer			-

Christopher J. Eperjesy	2015	$234,768	-	$297,032	$0	$3,059	$51,570	$586,429
Former Vice President – Finance, CFO and	2014	$324,562	$5,000	$336,463	$0	$2,958	$57,691	$726,674
Treasurer	2013	$311,948	-	$369,644	$0	$2,569	$70,416	$754,577

Dean J. Bratel	2015	$268,273	-	$225,036	$122,925	$6,861	$51,459	$674,554
Vice President –	2014	$240,923	$5,000	$245,286	$0	$9,841	$49,028	$550,078
Global Sales & Marketing	2013	$213,496	-	$183,808	$0	$2,847	$55,741	$455,892

Denise L. Wilcox	2015	$227,710		$144,019	$82,248	$3,131	$67,999	$525,107
Vice President - Human	2014	$219,204	$5,000	$165,881	$0	$3,214	$66,509	$459,808
Resources

Michael B. Gee	2015	$169,811	-	$28,710	$59,451	$3,974	$15,180	$277,126
Vice President -
Engineering

(1)	Discretionary bonuses approved by the Compensation and Executive Development Committee on July 30, 2014.

(2)
Reflects the aggregate grant date fair value for each Named Executive Officer computed in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures.  The performance awards are calculated as of the grant date, based on the most probable outcomes of the respective performance goals.  The aggregate grant date fair values of the performance-based awards granted in fiscal 2015, assuming the maximum performance goal is achieved, are as follows: Mr. J. Batten, $391,545; Mr. Knutson, $108,614; Mr. Eperjesy, $198,021; Mr. Bratel, $150,035; Ms. Wilcox, $96,002; and Mr. Gee, $19,140.  These calculations are based on the closing share price on the date of grant of $30.39 for those shares granted on 7/30/14 and $15.95 for those shares granted on 1/29/15.

(2) cont.
The following table presents separately the compensation expense recognized in FY2015, 2014, and 2013 for outstanding awards of performance stock, performance stock units and restricted stock for Messrs. J. Batten, Eperjesy, Feiertag and Bratel; the compensation expense recognized in FY2015 and FY2014 for outstanding awards of performance stock, performance stock units and restricted stock for Ms. Wilcox; and the compensation expense recognized in FY2015 for Messrs. Knutson and Gee:

Name	Year	Performance Stock	Performance Stock Units	Restricted Stock
John H. Batten	2015	$0	$0	$290,098
	2014	$0	$0	$271,451
	2013	$54,421	$130,836	$227,780
Jeffrey S. Knutson	2015	$0	$0	$100,646
Christopher J. Eperjesy	2015	$0	$0	$(187,672)
	2014	$0	$0	$195,414
	2013	$35,919	$89,893	$176,146
Dean J. Bratel	2015	$0	$0	$115,487
	2014	$0	$0	$111,013
	2013	$42,567	$14,547	$95,755
Denise L. Wilcox	2015	$0	$0	$83,621
	2014	$0	$0	$87,923
Michael B. Gee	2015	$0	$0	$2,653

(3)
Reflects cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan, described under the “Annual Incentive Compensation” portion of the Compensation Discussion and Analysis, above.  There were no bonuses paid for FY2014 or FY2013 as the threshold performance targets in each year were not met.   Mr. Eperjesy was not eligible for a bonus for FY2015 due to his resignation from the Corporation prior to the end of the fiscal year.

(4)	The figures for FY2015 reflect the change in qualified pension amounts for each of the Named Executive Officers.
(5)	All Other Compensation consists of the following:

Name	401(k) Company Match	Retirement Savings Plan Contribution	Defined Contribution SERP	Life Insurance	Perquisites and Personal Benefits	Total
J.H. Batten	$8,550	$14,300	$14,033	$29,000	$20,208	$86,091
J.S. Knutson	$7,248	N/A	N/A	$24,770	-	$32,018
C.J. Eperjesy	$4,920	$14,300	$0	$32,350	-	$51,570
D.J. Bratel	$7,899	$16,900	$0	$26,660	-	$51,459
D.L.Wilcox	$6,784	$12,565	$0	$48,650	-	$67,999
M.B. Gee	$5,094	$10,086	N/A	N/A	-	$15,180

The Corporation’s Supplemental Executive Retirement Plan (“SERP”) was restated during FY2011 to provide a defined contribution formula for the benefits of Messrs. J. Batten, Eperjesy, Bratel and Ms. Wilcox.   Mr. Knutson and Mr. Gee do not participate in the SERP.  Mr. Eperjesy resigned from the Corporation and therefore forfeited his Defined Contribution SERP.

Mr. Gee does not participate in the Split Dollar Life Insurance Program.

Perquisites and Personal Benefits for Mr. J. Batten for FY2015 include personal use of company plane, dues, spousal travel and premiums paid for supplemental long-term disability insurance. The aggregate total of perquisites and personal benefits for each of the remaining Named Executive Officers was less than $10,000 for FY2015, and therefore need not be disclosed or included in such Named Executive Officers’ “Other Compensation” total.

Grants of Plan-Based Awards

		Estimated Future Cash Incentive Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Share or Unit Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards; Number of shares of stock or units (3)	All other option awards; Number of securities underlying options	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
J. H. Batten
Cash Incentive		$162,500	$325,000	$650,000
Performance Stock Awards (1)	7/30/14				4,295	5,368	6,442				$130,525
Performance Stock Unit Awards (2)	7/30/14				4,294	5,368	6,442				$130,495
Restricted Stock Award	7/30/14							10,736			$326,267
J.S. Knutson
Cash Incentive		$78,750	$157,500	$315,000
Performance Stock Awards (1)	7/30/14				1,192	1,489	1,787				$36,225
Performance Stock Unit Awards (2)	7/30/14				1,191	1,489	1,787				$36,194
Restricted Stock Award	7/30/14							2,978			$80,017
Restricted Stock Award	2/19/15							2,500			$44,925

C.J. Eperjesy
Cash Incentive		$85,000	$170,000	$340,000
Performance Stock Awards (1)	7/30/14				2,172	2,715	3,258				$66,007
Performance Stock Unit Awards (2)	7/30/14				2,172	2,715	3,258				$66,007
Restricted Stock Award	7/30/14							5,430			$165,018
D.J. Bratel
Cash Incentive		$68,750	$137,500	$275,000
Performance Stock Awards (1)	7/30/14				1,646	2,057	2,469				$50,021
Performance Stock Unit Awards (2)	7/30/14				1,646	2,057	2,468				$50,021
Restricted Stock Award	7/30/14							4,113			$124,994
D.L. Wilcox
Cash Incentive		$46,000	$92,000	$184,000
Performance Stock Awards (1)	7/30/14				1,053	1,316	1,580				$32,001
Performance Stock Unit Awards (2)	7/30/14				1,053	1,316	1,579				$32,001
Restricted Stock Award	7/30/14							2,633			$80,017
M.B. Gee
Cash Incentive		$33,250	$66,500	$133,000
Performance Stock Award (1)	1/29/15				560	700	840				$8,932
Performance Stock Unit Awards (2)	1/29/15				240	300	360				$3,828
Restricted Stock Award	1/29/15							1,000			$15,950
The following table provides information on incentive awards granted to our Named Executive Officers during FY2015.

(1)	Consists of stock awards with performance-based vesting criteria, as discussed in the “Long-Term Compensation” section of the Compensation Discussion and Analysis; eligible for vesting in 2017.
(2)
Consists of cash awards measured by the value of the Corporation’s common stock as of the vesting date with performance-based vesting criteria, as discussed in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis; eligible for vesting in 2017.

(3)	Consists of restricted stock with a vesting date of July 30, 2017. This stock will vest if the executive remains employed through the vesting date.
(4)
The grant date fair values are calculated using the closing price of Twin Disc shares on the July 30, 2014 grant date ($30.39), the January 29, 2015 grant date ($15.95), or the February 19, 2015 grant date ($17.97).  The grant date fair values for the performance stock and performance stock unit awards are based on the assumption that the threshold performance objectives for these awards would be met, the most probable outcome as of the grant dates.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares covered by exercisable and unexercisable options, as well as the number of restricted stock, performance stock and performance stock unit awards held by our Named Executive Officers on June 30, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
J.H. Batten								52,616	$980,762
J.S. Knutson								18,822	$350,842
C.J. Eperjesy								0	$0
D.J. Bratel								20,737	$386,538
D.L. Wilcox								14,615	$272,424
M.B. Gee								1,800	$33,552

(1)
Reflects the number of non-vested restricted stock awards, performance stock awards and performance stock unit awards which are scheduled to vest at various times between July 2015 and July 2017.  For awards granted in fiscal 2013, only restricted shares are outstanding and are assumed to vest completely.  For awards granted in fiscal 2014 and fiscal 2015 with Threshold/Target/Maximum payout levels, the figures presented assume a threshold level of achievement.

(2)	Values were calculated using $18.64 per share, the closing price of the Corporation’s common stock as of June 30, 2015.

Option Exercises and Stock Vested

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock and performance stock that occurred during FY2015 for each of our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
J.H. Batten			5.446	$167,219
J.S. Knutson			1,911	$58,677
C.J. Eperjesy			3,954	$121,408
D.J. Bratel			2,229	$68,441
D.L. Wilcox			1,911	$58,677
M.B. Gee			-	$0

Pension Benefits

The following table summarizes the actuarial present value of each Named Executive Officer’s accumulated benefits as of June 30, 2015 under our defined benefit pension plan.

Name	Plan Name	Number of Years of Credited Service (Salaried Retirement Plan as of plan freeze date)	Present Value of Accumulated Benefits (1)	Payments During Last Fiscal Year
J.H. Batten	Retirement Plan for Salaried Employees	13.0	$133,326

J.S. Knutson	N/A (2)

C.J. Eperjesy	Retirement Plan for Salaried Employees	7.0	$92,479

D.J. Bratel	Retirement Plan for Salaried Employees	22.5	$194,142

D.L. Wilcox	Retirement Plan for Salaried Employees	11.0	$96,271

M.B. Gee	Retirement Plan for Salaried Employees	19.25	$116,695

(1)
The following key assumptions were made in calculating the present value of the qualified retirement plan. For Messrs. J. Batten, Bratel, and Ms. Wilcox, the key assumptions include a 4.28% discount rate and a retirement age of 65.  No mortality assumption was used prior to retirement.  After retirement, the mortality assumption is the Gender-specific RP-2014 table with generational mortality improvements.

(2)	Mr. Knutson does not participate in the Retirement Plan for Salaried Employees because he was hired after October 1, 2003, the date that the plan was closed to new employees.

Retirement Plan for Salaried Employees

All full-time Twin Disc, Incorporated salaried employees employed before October 1, 2003 participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”).  Eligibility for retirement occurs upon reaching one of the following age and service requirements:  a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points. There are currently no executive officers eligible to retire.

Prior to January 1, 1997, Retirement Plan benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service.  As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. Bratel and Mr. Gee are the only Named Executive Officers with a benefit under both the pre-1997 portion of the Retirement Plan and the cash balance program.

Subsequently, the Retirement Plan was amended to freeze all future benefit accruals, effective August 1, 2009.

The definition of compensation for purposes of calculating the pension benefit includes W-2 income, excluding any expense reimbursements or taxable fringe benefits, and is limited by the IRS maximum compensation as determined each year.  In calendar year 2013, the annual limit was $255,000, in calendar year 2014, the annual limit was $260,000 and in calendar year 2015, the annual limit is $265,000.

Benefits under the frozen Retirement Plan are payable in a monthly annuity form, with either a single life or joint and survivor life benefit option.  Benefits under the cash balance program are payable in a lump sum payment, or single life or joint and survivor annuity benefit options.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The following table summarizes accumulated benefits as of June 30, 2015 under our Supplemental Executive Retirement Plan for each Named Executive Officer with a benefit under a defined contribution formula under that plan.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
J.H. Batten	$0	$10,450	$3,583	$0	$114,199

J.S. Knutson	N/A	N/A	N/A	N/A	N/A

C.J. Eperjesy (2)	$0	N/A	N/A	N/A	$0

D.J. Bratel	$0	$0	$796	$0	$24,087

D.L. Wilcox	$0	$0	$757	$0	$22,901

M.B. Gee	N/A	N/A	N/A	N/A	N/A

(1)
The amounts reported in the “Registrant Contributions in Last FY” column are credits to a bookkeeping account maintained by the Corporation for the benefit of the Named Executive Officer, and are included in the “All Other Compensation” figures of the Summary Compensation Table.

(2)	Mr. Eperjesy resigned from the Corporation and therefore forfeited his Defined Contribution SERP.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) is available to qualified US-based Named Executive Officers, including Mr. Batten, Mr. Bratel and Ms. Wilcox.  It is the Corporation’s current practice to allow no additional participants in this plan.  The supplemental retirement benefit is calculated as the additional benefit that the participant would have received at retirement under the Corporation’s frozen Retirement Plan and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees (“Salaried Plan”), but for the limitation on compensation used in determining benefits under those plans.  In light of the fact that the Salaried Plan is a defined contribution plan with individual accounts, the SERP was amended on July 29, 2010, to restate the SERP benefits of Messrs. J. Batten, Eperjesy, and Bratel and Ms. Wilcox as individual accounts, with an opening account balance equal to the present value of their SERP benefits as of August 1, 2009.  In addition to annual accruals based on the additional benefit that would be received under the Salaried Plan but for limits on compensation in that plan, the accounts of Messrs. J. Batten, Eperjesy, and Bratel and Ms. Wilcox will receive interest credits based on the annual rate on 30-year Treasury securities, with a minimum annual interest credit of three percent.

Any benefits payable under the SERP will automatically be paid in a two-payment deferred lump sum form, under which two equal payments will be made to the participant (or his surviving spouse or named beneficiary if the participant dies prior to all of the payments being made).  The first payment will be made on the February 1 following the calendar year of retirement (or on the date that is six months after retirement, if later), and the second payment to be made on February 1 of the following year.  The two payments shall be the actuarial equivalent of the annual benefit calculated under the single life annuity form.

If each of the two lump sum payments exceed $500,000, each payment shall be limited to $500,000 each with additional payments (also limited to $500,000 each) to be made on each subsequent February 1 until the balance is paid.  If the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation.

Potential Payments Upon Termination or Change in Control

The following information and tables set forth the amount of payments to each Named Executive Officer in the event of a termination of employment as a result of retirement, death, disability, termination for cause, voluntary termination prior to retirement, and involuntary termination (or resignation for good cause) following a change in control.

•
Normal or Early Retirement.  The normal retirement age for US-based employees, including the Named Executive Officers, is 65.  All full-time salaried employees employed before October 1, 2003 participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees.  Eligibility for retirement occurs upon reaching one of the following age and service requirements:  a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points.  There are no Named Executive Officers who were eligible for retirement at the end of FY2015.

Medical benefits are only available to Twin Disc retirees hired before October 1, 2003 and who are not yet Medicare-eligible.  Eligibility for retiree medical benefits ends upon reaching Medicare eligibility.

Restricted stock is forfeited if retirement occurs before the restrictions on such shares have ended.

Performance stock and performance stock units will be paid after the end of the relevant performance period, but only if the performance objective is achieved.  The stock or units are prorated based on actual employment during the performance period.

Stock options must be exercised within 30 days of termination or they expire.

A Supplemental Executive Retirement Plan (SERP) is available for several Named Executive Officers who qualify for a retirement benefit under the Corporation’s pension plans.  Mr. J. Batten, Mr. Bratel and Ms. Wilcox are currently the only participants.

For those executives eligible for an endorsement split-dollar life insurance policy, the ownership of the life insurance will be transferred from the Corporation to the executive at the later of retirement or the 15th anniversary of the policy.  At the time of transfer, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value or alternatively, receive direct reimbursement from the executive.

•
Death while Employed.  In the event of death of a Named Executive Officer while actively employed, the executive’s estate would receive payment for any base salary earned, but not yet paid.  In addition, any vacation accrual not used would also be paid to the estate.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.  The estate would receive the payment.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to death and be paid as if the maximum performance target has been achieved.  The stock or units are prorated based on actual employment during the performance period.

Options will fully vest and may pass to the estate, or as directed by a will, and must be exercised within one year from date of death.

•
Disability.  In the event of termination of employment due to disability, a Named Executive Officer would receive benefits under the Corporation’s short-term and long-term disability plans, generally available to full-time salaried employees.  Benefits are reduced for any social security or pension eligibility.

Restricted stock vests and becomes payable per the terms of the individual grant agreement.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to disability and are paid assuming the maximum performance target has been achieved.  The stock or units are prorated based on actual employment during the performance period.

•
Termination for Cause.  An executive is not eligible for any additional benefits at termination, unless the Compensation and Executive Development Committee would determine that severance payments are appropriate.

•
Voluntary Termination Prior to Retirement.  An executive is not entitled to any additional forms of severance payments in the event of a voluntary termination, prior to becoming eligible for retirement.

•
Involuntary Termination (or Resignation for Good Cause) Following Change in Control.  The Corporation has entered into Change in Control Severance Agreements with each of our Named Executive Officers.  The versions of the agreements that were in effect on June 30, 2015 provide that, following a change in control of the corporation (as defined in the agreement) if employment of the executive officer is terminated by the Corporation for any reason other than "Good Cause," or terminated by the executive for "Good Reason" within 24 months after the change in control occurs, certain benefits would become payable.  These include:

o
severance as a multiple of base salary and the greater of (1) the annual bonus awarder to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs,

o	twenty-four months of benefit continuation,
o	current value of all outstanding stock options,
o	restricted stock, and
o	performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.

In addition, if an event constituting a change in control of the Corporation occurs and the executive thereafter either terminates employment for good reason or is involuntarily terminated by the Corporation without cause, then the performance stock units granted shall immediately vest and a cash payment shall be made as if the maximum performance objective had been fully achieved.  Such cash payment shall be equal to the number of performance stock units granted to the employee multiplied by the fair market value of the Corporation’s common stock as of the effective date of such change in control.

The following tables show the amounts payable under different termination scenarios for each Named Executive Officer as if such scenario occurred on June 30, 2015, the last day of the Corporation’s most recent fiscal year:

John H. Batten
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not Eligible on 6/30/15	Not Eligible on 6/30/15	Not Eligible on 6/30/15	Not Eligible on 6/30/15	Not Eligible on 6/30/15	Not Eligible on 6/30/15
Death	Paid through last day worked	$0	$290,550	$1,125,190 (2)	$0	$1,415,740
Disability	Paid through last day worked	$0	$290,550	$1,125,190 (2)	$364,199 (3)	$1,779,939
Termination for Cause	Paid through last day worked	$0	$0 (4)	$0 (4)	$0	$0
Voluntary Termination Prior to Retirement	Paid through last day worked	$0	$290,550	$0 (5)	$0	$290,550
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$290,550	$1,370,145 (6)	$2,114,413 (7)	$3,775,108

(1)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2015.
(2)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  The amount in the table was calculated by adding the prorated values of the maximum cash payments for the performance stock unit awards (100% of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2015 ($67,265), plus 2/3rds of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2016 ($85,133), plus 1/3rd of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2017 ($39,747)), plus the value of the prorated maximum number of shares issuable under the performance stock awards (100% of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2015 (8,480 shares), plus 2/3rds of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2016 (4,600 shares), plus 1/3rd of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2017 (2,148 shares)).  In addition, Mr. Batten has 12,594 shares of restricted stock that vest on July 26, 2015, 11,498 shares of restricted stock that vest on July 25, 2016, and 10,736 shares of restricted stock that vest on July 30, 2017 if he remains employed with the Corporation through those dates, respectively.  The maximum cash payments of the performance stock unit awards were determined by using $18.51, the mean of the high and low selling prices of Twin Disc shares on June 30, 2015, and the values of performance shares and restricted shares were determined by using $18.64, the closing price of Twin Disc shares on June 30, 2015.

(3)
Of this amount, $250,000 is the value of six months of benefits beginning July 1, 2015 under the Corporation’s short-term disability program for salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier.  The remainder of this amount is the June 30, 2015 value of Mr. Batten’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vests upon termination of employment due to disability but is not payable until the date that Mr. Batten would have attained early or normal retirement age under the SERP.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Batten was involuntarily terminated for cause on June 30, 2015.
(5)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2015. These awards did not vest, as the performance target was not met.
(6)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (34,828) and performance stock (21,821) valued at $18.64 (the closing price of Twin Disc shares on June 30, 2015), and performance stock units (16,975) valued at $18.51 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2015).

(7)
Under the Change in Control Severance Agreement as in effect on June 30, 2015, Mr. Batten is entitled to 2.5 times his base salary plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs ($2,062,500) and benefit continuation for 24 months ($51,913).

Jeffrey S. Knutson
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock, Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6//30/15
Death	Paid through last day worked	$0	$140,805	$ 412,277 (2)	$0	$553,082
Disability	Paid through last day worked	$0	$140,805	$ 412,277 (2)	$ 125,192 (3)	$678,274
Termination for Cause	Paid through last day worked	$0	$0 (4)	$0 (4)	$0	$0
Voluntary Termination Prior to Retirement	Paid through last day worked	$0	$140,805	$0 (5)	$0	$140,805
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$140,805	$ 481,915 (6)	$ 759,979 (7)	$1,382,699

(1)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2015.
(2)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  The amount in the table was calculated by adding the prorated values of the maximum cash payments for the performance stock unit awards (100% of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2015 ($25,026), plus 2/3rds of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2016 ($25,310), plus 1/3rd of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2017 ($11,026)), plus the value of the prorated maximum number of shares issuable under the performance stock awards (100% of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2015 (3,158 shares), plus 2/3rds of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2016 (1,368 shares), plus 1/3rd of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2017 (596 shares).  In addition, Mr. Knutson has 4,058 shares of restricted stock that vest on July 27, 2015, 4,168 shares of restricted stock that vest on July 25, 2016, and 5,478 shares of restricted stock that vest on July 30, 2017 if he remains employed with the Corporation through those dates, respectively.  The maximum cash payments of the performance stock unit awards were determined by using $18.64, the mean of the high and low selling prices of Twin Disc shares on June 30, 2015, and the values of performance shares and restricted shares were determined by using $18.51, the closing price of Twin Disc shares on June 30, 2015.

(3)
This is the value of six months of benefits beginning July 1, 2015 under the Corporation’s short-term disability program for salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Knutson was involuntarily terminated for cause on June 30, 2015.
(5)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2015. These awards did not vest, as the performance target was not achieved.
(6)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (13,704) and performance stock (6,996) valued at $18.64 (the closing price of Twin Disc shares on June 30, 2015), and performance stock units (5,190) valued at $18.64 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2015).

(7)
Under the Change in Control Severance Agreement as in effect on June 30, 2015, Mr. Knutson is entitled to 1.5 times his base salary plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs ($708,750) and benefit continuation for 24 months ($51,229).

Dean J. Bratel
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15
Death	Paid through last day worked	$0	$122,925	$452,337 (2)	$0	$575,262
Disability	Paid through last day worked	$0	$122,925	$452,337 (2)	$161,587 (3)	$736,849
Termination for Cause	Paid through last day worked	$0	$0	$0 (4)	$ 0	$0
Voluntary Termination Prior to Retirement (7)	Paid through last day worked	$0	$122,925	$0 (5)	N/A	$122,925
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$122,925	$547,286 (6)	$669,979 (7)	$1,340,190

(1)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2015.
(2)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  The amount in the table was calculated by adding the prorated values of the maximum cash payments for the performance stock unit awards (100% of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2015 ($28,894), plus 2/3rds of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2016 ($33,701), plus 1/3rd of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2017 ($15,228)), plus the value of the prorated maximum number of shares issuable under the performance stock awards (100% of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2015 (3,644 shares), plus 2/3rds of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2016 (1,822 shares), plus 1/3rd of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2017 (823 shares).  In addition, Mr. Bratel has 4,638 shares of restricted stock that vest on July 26, 2015, 5,052 shares of restricted stock that vest on July 25, 2015, and 4,113 shares of restricted stock that vest on July 30, 2017 if he remains employed with the Corporation through those dates, respectively.  The maximum cash payments of the performance stock unit awards were determined by using $18.51, the mean of the high and low selling prices of Twin Disc shares on June 30, 2015, and the values of performance shares and restricted shares were determined by using $18.64, the closing price of Twin Disc shares on June 30, 2015.

(3)
Of this amount, $137,500 is the value of six months of benefits beginning July 1, 2015 under the Corporation’s short-term disability program for salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier.  The remainder of this amount is the June 30, 2015 value of Mr. Bratel’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vests upon termination of employment due to disability but is not payable until the date that Mr. Bratel would have attained early or normal retirement age under the SERP.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Bratel was involuntarily terminated for cause on June 30, 2015.
(5)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2015. These awards did not vest, as the performance target was not achieved.
(6)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (13,803) and performance stock (8,845) valued at $18.64 (the closing price of Twin Disc shares on June 30, 2015), and performance stock units (6,760) valued at $18.51 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2015).

(7)
Under the Change in Control Severance Agreement as in effect on June 30, 2015, Mr. Bratel is entitled to 1.5 times his base salary plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs ($618,750) and benefit continuation for 24 months ($51,229).

Denise L. Wilcox
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not eligible on 6/30/14	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15
Death	Paid through last day worked	$0	$76,880	$334,744 (2)	$0	$411,624
Disability	Paid through last day worked	$0	$76,880	$334,744 (2)	$137,901 (3)	$549,525
Termination for Cause	Paid through last day worked	$0	$0	$0 (4)	$ 0	$0
Voluntary Termination Prior to Retirement (7)	Paid through last day worked	$0	$76,880	$0 (5)	N/A	$76,880
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$76,880	$396,122 (6)	$517,769 (7)	$990,771

(1)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2015.
(2)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  The amount in the table was calculated by adding the prorated values of the maximum cash payments for the performance stock unit awards (100% of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2015 ($24,526), plus 2/3rds of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2016 ($22,200), plus 1/3rd of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2017 ($9,742)), plus the value of the prorated maximum number of shares issuable under the performance stock awards (100% of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2015 (3,092 shares), plus 2/3rds of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2016 (1,200 shares), plus 1/3rd of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2017 (527 shares)).  In addition, Ms. Wilcox has 3,980 shares of restricted stock that vest on July 26, 2015, 3,497 shares of restricted stock that vest on July 25, 2016, and 2,633 shares of restricted stock that vest on July 30, 2017 if she remains employed with the Corporation through those dates, respectively.  The maximum cash payments of the performance stock unit awards were determined by using $18.51, the mean of the high and low selling prices of Twin Disc shares on June 30, 2015, and the values of performance shares and restricted shares were determined by using $18.64, the closing price of Twin Disc shares on June 30, 2015.

(3)
Of this amount, $115,000 is the value of six months of benefits beginning July 1, 2015 under the Corporation’s short-term disability program for salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier.  The remainder of this amount is the June 30, 2015 value of Ms. Wilcox’s benefit under the Supplemental Executive Retirement Plan (“SERP”), which vests upon termination of employment due to disability but is not payable until the date that Ms. Wilcox would have attained early or normal retirement age under the SERP.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Ms. Wilcox was involuntarily terminated for cause on June 30, 2015.
(5)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2015. These awards did not vest, as the performance target was not achieved.
(6)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (10,110) and performance stock (6,471) valued at $18.64 (the closing price of Twin Disc shares on June 30, 2015), and performance stock units (4,703) valued at $18.51 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2014).

(7)
Under the Change in Control Severance Agreement as in effect on June 30, 2015, Ms. Wilcox is entitled to 1.5 times the sum of her base salary, plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs ($483,000) and benefit continuation for 24 months ($34,769).

Michael B. Gee
Termination Event	Base Salary ($)	Bonus ($)	(1) Non-Equity Incentive Plan ($)	Value of Accelerated Restricted Stock, Performance Stock and Performance Stock Units, and Stock Options ($)	Other Benefits ($)	Total ($)
Normal Retirement prior to a Change in Control	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15	Not eligible on 6/30/15
Death	Paid through last day worked	$0	$55,571	$26,080 (2)	$0	$81,651
Disability	Paid through last day worked	$0	$55,571	$26,080 (2)	$95,000 (3)	$176,651
Termination for Cause	Paid through last day worked	$0	$0 (4)	$0 (4)	$0	$0
Voluntary Termination Prior to Retirement	Paid through last day worked	$0	$55,571	$0 (5)	$0	$55,571
Involuntary Termination or Resignation for Good Cause Following Change in Control	Paid through last day worked	$0	$55,571	$40,961 (6)	$435,979 (7)	$532,511

(1)	This value is the actual earned bonus under the Corporate Incentive Plan as of June 30, 2015.
(2)
Upon death or disability, performance awards immediately vest and the awards will be delivered pro-rata, based on the assumption that the maximum performance target was achieved.  In addition, restricted shares become non-forfeitable.  The amount in the table was calculated by adding the prorated values of the maximum cash payments for the performance stock unit awards (1/3rd of the maximum cash payment for performance stock units payable for the performance period ending June 30, 2017 ($6,664)), plus the value of the prorated maximum number of shares issuable under the performance stock 1/3rd of the maximum shares issuable under the performance stock awards for the performance period ending June 30, 2017 (280 shares).  In addition, Mr. Gee has 1,000 shares of restricted stock that vest on July 30, 2015, through that date.  The maximum cash payments of the performance stock unit awards were determined by using $18.51, the mean of the high and low selling prices of Twin Disc shares on June 30, 2015, and the values of performance shares and restricted shares were determined by using $18.64, the closing price of Twin Disc shares on June 30, 2015.

(3)
This amount is the value of six months of benefits beginning July 1, 2015 under the Corporation’s short-term disability program for salaried employees.  Any benefits payable after six months are provided by a fully-insured disability carrier.

(4)	Employees terminated for cause are not eligible for performance awards. This assumes Mr. Gee was involuntarily terminated for cause on June 30, 2015.
(5)	This amount reflects performance stock and performance unit awards payable for the performance period ending June 30, 2015. These awards did not vest, as the performance target was not achieved.
(6)
Upon involuntary termination without cause or resignation for good cause after a change in control, performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved.  In addition, restricted stock becomes fully transferable.  This amount represents the total of outstanding shares and units, which consists of restricted shares (1,000) and performance stock (840) valued at $18.64 (the closing price of Twin Disc shares on June 30, 2015), and performance stock units (360) valued at $18.51 (the mean of the high and low selling prices of Twin Disc shares on June 30, 2015).

(7)
Under the Change in Control Severance Agreement as in effect on June 30, 2015, Mr. Gee is entitled to 1.5 times the sum of his base salary plus the greater of (1) the annual bonus awarded to the Employee under the CIP for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to Employee under the CIP for the three years preceding the fiscal year in which the Date of Termination occurs) or (2) the Employee’s target annual bonus under the CIP for the fiscal year in which the Date of Termination occurs ($384,750) and benefit continuation for 24 months ($51,229).

Christopher J. Eperjesy

Mr. Eperjesy, former Vice President Finance, CFO and Treasurer, resigned from the Corporation in February 2015 and therefore is not listed in the Potential Payments upon Termination or Change in Control.  His compensation for FY2015 is fully reflected in the Summary Compensation Table above.

Director Compensation

The following table summarizes information regarding the compensation received by each of our non-employee Directors during FY2015:

Name	Year	Fees Earned or Paid in Cash	Value of Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation (2)	Total
Michael Batten	2015	$75,561	$75,000				$94,113	$244,674
Michael Doar	2015	$55,750	$75,000					$130,750
Janet Giesselman	2015	$0	$22,831					$22,831
Malcolm Moore	2015	$58,500	$75,000 (3)					$58,500
David Rayburn	2015	$66,057	$75,000					$141,057
Michael Smiley	2015	$51,404	$75,000					$126,404
Harold Stratton II	2015	$55,750	$75,000					$130,750
David Zimmer	2015	$61,500	$75,000					$136,500

(1)	Value of Stock Awards is computed as of the date of grant in accordance with Financial Accounting Standards Board ASC Topic 718.
(2)	Other compensation for Mr. Batten consists of payments made for his consulting agreement ($75,000) and personal use of the Company plane ($19,113).
(3)	Mr. Moore resigned from the Board of Directors on 6/30/15 to accept a position with management. As a result, these stock awards were forfeited.

Director Compensation Plan

Outside Directors of the Corporation (i.e. non-Corporation employees) are eligible to participate in the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors and are paid an annual retainer fee composed of both cash and restricted shares of Twin Disc stock.  The mix of cash and stock is determined by the Board of Directors on an annual basis.  The cash portion is paid quarterly, while the stock portion of the retainer is awarded annually, at the annual shareholders meeting in October.  The restricted shares will vest as of the subsequent annual shareholders meeting.

For FY2015, the Board reviewed its Director Compensation and, consistent with the Corporation’s compensation objectives, increased the annual retainer from $100,000 to $125,000, effective as of the date of the annual shareholders meeting in October 2014.  They determined that the mix for FY2015 would be 40% cash and 60% restricted stock.

Committee chairs are paid an annual fee in addition to the annual retainer.  Prior to the Annual Shareholders’ Meeting in October 2014, the chairs of the Finance Committee, the Pension Committee, and the Nominating and Governance Committee each received an annual fee of $5,000.  The chair of the Audit Committee received a $10,000 annual fee and the chair of the Compensation and Executive Development Committee received a $7,000 annual fee due to the larger responsibilities of the positions.  The Chairman of the Board received an annual Chairman’s fee of 40% of the retainer, then equal to $40,000.

Beginning with the Annual Shareholder’s Meeting in October 2014, the amount of the annual committee chair fees were revised. The chairs of the Finance Committee, the Pension Committee, and the Nominating and Governance Committee each receive an annual fee of $6,000.  The chair of the Audit Committee receives a $12,000 annual fee and the chair of the Compensation and Executive Development Committee receives a $9,000 annual fee, due to the larger responsibilities of the positions.  The annual Chairman’s fee remains at 40% of the retainer, but with the change in the retainer, it increased to $50,000.

Director stock ownership guidelines are in place for the outside Directors of the Corporation.  These guidelines will set a target ownership level of three times the value of the Director annual retainer fee, exclusive of committee chair fees.  Directors will have a period of five years to attain their targeted ownership level.  The Compensation and Executive Development Committee monitors compliance with this guideline, using its discretion to address non-attainment issues.

Outside Directors who reach the age of 71 or who retire from full-time employment may be required to retire from the Board of Directors effective as of the completion of their current term.  Retired outside Directors will be entitled to an annual retirement benefit equal to the cash portion of the total annual retainer amount last paid to the Director prior to retirement, exclusive of committee chair fees.  Retirement benefits will be payable for a term equal to the Director’s years of service or life, whichever is shorter.

Compensation and Executive Development Committee Report

The Compensation and Executive Development Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on that review and discussion, the Compensation and Executive Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement and the Corporation’s annual report on Form 10-K.

Members of the Compensation and Executive Development Committee:

David R. Zimmer, Chair
Janet P. Giesselman
Harold M. Stratton II

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Corporation’s other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference therein.

The Audit Committee charter reflects standards set forth in SEC regulations and NASDAQ Stock Market rules.  All members of the Audit Committee are independent, as defined in Rule 5605 of the listing standards of the NASDAQ Stock Market.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter.  To carry out its responsibilities, the Committee met five times during fiscal 2015.

As part of its responsibilities, and as set forth in its charter, the Audit Committee met with both management and the Corporation's independent accountants to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants.  The Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to Auditing Standard No. 16, “ Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, and SEC Regulation S-X, Rule 2-07, “Communication with Audit Committees.”

The Committee received the written disclosures and the letter required from the independent accountants pursuant to Rule 3526, “Communication with Audit Committees Concerning Independence,” of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence.  The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation's audited financial statements in the Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2015, for filing with the Securities and Exchange Commission.

Audit Committee
David R. Zimmer, Chair
Michael Doar
Janet P. Giesselman
Michael C. Smiley
Harold M. Stratton II

July 31, 2015

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding the Corporation’s equity-based compensation plans as of the end of the most recently completed fiscal year:

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Price of Outstanding Options, Warrants and Rights	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	50,339 (1)	$15.96 (2)	614,526 (3)
Equity Compensation Plans Not Approved By Shareholders	0	N/A	0
TOTAL	50,339 (1)	$15.96 (2)	614,526 (3)

(1)
Includes 19,200 non-qualified stock options awarded under the Twin Disc, Incorporated 2004 Stock Incentive Plan for Non-Employee Directors.  Also includes 14,101 shares of performance stock that may be issued as of June 30, 2017 under the Twin Disc, Incorporated 2010 Stock Incentive Plan, assuming the maximum performance goals are achieved.  As of June 30, 2015, the Corporation believes that it is unlikely that the threshold performance goals will be achieved.  Also includes 17,038 shares of performance stock that may be issued as of June 30, 2016 under the Twin Disc, Incorporated 2010 Stock Incentive Plan, assuming the maximum performance level will be achieved.  As of June 30, 2015, the Corporation believes that it is unlikely that the threshold performance goals will be achieved.

(2)	Because performance stock awards do not have an exercise price, the weighted-average exercise price does not take performance stock awards into account.
(3)
Includes 442,540 shares of the Corporation’s common stock issuable under the Amended and Restated Twin Disc, Incorporated 2010 Stock Incentive Plan, and 171,986 shares issuable under the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors.  Assumes that outstanding performance stock awards will be issued at maximum, which may not reflect the most probable outcome.  As of June 30, 2015, the Corporation believes that it is unlikely that the threshold performance goals will be achieved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Corporation’s Directors, executive officers and certain persons who beneficially own more than 10% of a registered class of the Corporation’s equity securities to file reports of ownership and changes in ownership of Twin Disc stock.  Based solely on a review of the copies of such forms furnished to the Corporation and representations from executive officers and Directors, the Corporation believes that during the period from July 1, 2014 to June 30, 2015, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were properly filed with the Securities and Exchange Commission.

GENERAL

The Corporation will bear the cost of the solicitation of proxies.  The firm of Georgeson Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $9,500 plus expenses.

Management does not know of any other business to come before the Annual Meeting.  However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

If you do not contemplate attending in person, we respectfully request that you fill in, sign and return the accompanying proxy at your earliest convenience.  However, remember that in order to have your proxy validated, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the Annual Meeting.  Alternatively, shareholders may transmit voting instructions via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683.

Appendix A

TWIN DISC, INCORPORATED
2010 LONG-TERM INCENTIVE COMPENSATION PLAN

(AMENDED AND RESTATED AS OF JULY 31, 2015)

ARTICLE I

PURPOSE

1.1           Purpose.  The purpose of the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (the "Plan") is to promote the overall financial objectives of Twin Disc, Incorporated (the "Company") and its majority owned subsidiaries ("Subsidiaries") by providing opportunities for the officers and key employees selected to participate in the Plan (each a “Participant”) to acquire Common Stock of the Company ("Common Stock"), and to receive Common Stock or cash bonuses upon attainment of specified financial goals of the Company or its Subsidiaries.  The Plan gives the Compensation and Executive Development Committee of the Company's Board of Directors, or such other committee as the Board of Directors shall designate (the "Committee"), the authority and discretion to award stock options, stock appreciation rights, restricted stock awards, cash-settled restricted stock unit awards, performance stock awards, performance stock unit awards, and/or performance unit awards (collectively, "Awards") to eligible employees of the Company.

ARTICLE II

EFFECTIVE DATE AND TERM

2.1           Effective Date.  The Plan became effective on October 15, 2010 (the “Effective Date), the date that it was approved by a majority of the outstanding shares of Common Stock of the Company.  The Plan was amended and restated effective July 31, 2015 (the “Restatement Date”).  For purposes of the Company’s continuing compliance with Section 162(m) of the Internal Revenue Code (the “Code”), the terms of the amended and restated Plan, including the performance goals hereunder, shall be submitted for approval by the Company’s shareholders at the Company’s annual shareholders’ meeting to be held on October 23, 2015 (or any adjournment thereof).  If the amended and restated Plan is not approved by the Company’s shareholders, the terms of the amended and restated Plan shall remain effective, but any Award made after October 15, 2015 that is intended to qualify as “performance-based” compensation under Code Section 162(m) shall not so qualify.

2.2           Term.  No Award may be granted more than ten years after the Effective Date.

2.3           Post-Term Activity.  Awards granted within the term of the Plan as set forth in Section 2.2, subject to the all other terms and conditions of the Plan and the agreement(s) governing the grant of the Awards, may be exercised, paid out, or modified more than ten years after the adoption of the Plan.  Restrictions on Restricted Stock and Cash-Settled Restricted Stock Units may lapse more than ten (10) years after the Effective Date.
ARTICLE III

STOCK SUBJECT TO PLAN

3.1           Maximum Number.  The maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan from and after the Effective Date is 650,000, subject to the adjustments provided in Article X, below.  Such shares may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise.  Because Cash-Settled Restricted Stock Units and Performance Stock Units are payable only in cash, the number of such Cash-Settled Restricted Stock Units and Performance Stock Units shall not count against the 650,000 maximum described in this paragraph.

3.2           Availability of Shares for Award.  Shares of Common Stock that are subject to issuance pursuant to an Award may thereafter be subject to a new Award:

(a)	if the prior Award to which such shares were subject lapses, expires or terminates without the issuance of such shares; or

(b)
shares issued pursuant to an Award are reacquired by the Company pursuant to rights reserved by the Company upon the issuance of such shares; provided, that shares reacquired by the Company may only be subject to new Awards if the Participant received no benefit of ownership from the shares.

Notwithstanding the foregoing, shares of Common Stock that are received by the Company in connection with the exercise of an Award, including shares tendered in payment of a Stock Option’s or an SAR’s exercise price or shares tendered to the Company for the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be made subject to issuance pursuant to a later Award.  In the event that only net shares are issued upon exercise of a Stock Option, the gross number of shares associated with such Award shall be counted against the 650,000 maximum described in Section 3.1.  In no event will shares that are repurchased on the open market using stock option exercise proceeds be added back to the Plan.

ARTICLE IV

ADMINISTRATION

4.1           General Administration.  The Committee shall supervise and administer the Plan.  The Committee shall have discretionary authority to determine all issues with respect to the interpretation of the Plan and Awards granted under the Plan, and with respect to all Plan administration issues.

4.2           Powers of the Committee.  Subject to the terms of the Plan and applicable law (including but not limited to the Sarbanes-Oxley Act of 2002, as amended), the Committee shall have the authority, in its discretion: (i) to prescribe, amend and rescind rules and regulations relating to the Plan; (ii) to select the eligible employees who shall receive Awards under the Plan; (iii) to grant Awards under the Plan and to determine the terms and conditions of such Awards, including without limitation the authority to determine the number of shares subject to issuance with respect to any Award, the vesting or exercise schedule of any Award, and the specific performance goals that shall cause an Award to vest or become payable; (iv) to determine the terms and conditions of the respective agreements (which need not be identical) pursuant to which Awards are granted, and (with the consent of the holder thereof) to modify or amend any Award; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of any Award; (vi) to determine the exercise price per share of options granted under the Plan; (vii) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements; (viii) to decide whether a Stock Appreciation Right Award shall be settled in cash or Common Stock; (ix) to determine the remaining number of shares of Common Stock available for issuance under the Plan; (x) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; (xi) to interpret the Plan and/or any agreement entered into under the Plan; and (xii) to make all other determinations necessary or advisable for the administration of the Plan.

4.3           Committee.  The Committee shall consist of at least three directors, each of whom shall be a "non-employee director" as that term is defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").  A majority of the members of the Committee shall constitute a quorum at any meeting thereof (including telephone conference), and all determinations of the Committee shall be made by a majority of the members present, or by a writing by a majority of the members of the entire Committee without notice or meeting.

4.4           Compliance with Code Section 409A.  All Awards under this Plan shall be structured in a manner to comply with the requirements of Code Section 409A, or to be exempt from the application of Code Section 409A.

ARTICLE V

ELIGIBILITY

5.1           Eligibility.  An Award may be granted under the Plan to those key employees (including officers) of the Company or its present or future Subsidiaries who, in the opinion of the Committee, are mainly responsible for the success and future growth of the Company and/or any of its Subsidiaries.

ARTICLE VI

AWARDS

6.1           Types of Awards.  Awards under the Plan may be granted in any one or a combination of the following:

(a)
Stock Options.  An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Option.  The agreement governing the award of an option shall designate whether such option is intended to be an incentive stock option or a non-qualified stock option, and to the extent that any stock option is not designated as an incentive stock option (or even if so designated does not qualify as an incentive stock option), it shall constitute a non-qualified stock option.  The maximum number of Options that may be granted to any Participant during any fiscal year of the Company is 50,000, subject to the adjustments provided in Article X, below.

(i)
Exercise Price.  The exercise price per share of the Common Stock purchasable under an Option shall be determined by the Committee, but shall not be less than the fair market value per share of Common Stock on the date the option is granted (or, if the Option is intended to qualify as an incentive stock option, not less than 110% of the such fair market value if the option is granted to an individual who owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock or the Company, a corporation which is the parent of the Company or and subsidiary of the Company (each as defined in Section 424 of the Code) (a "10% Shareholder")).  For this and all other purposes under the Plan, the fair market value shall be the mean between the highest and lowest quoted selling prices per share of Common Stock on the NASDAQ Stock Market on the date of grant; provided, that if the Common Stock ceases to be listed on the NASDAQ Stock Market, the Committee shall designate an alternative method of determining the fair market value of the Common Stock.

(ii)
Option Period.  An Option shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Committee.  An option that is intended to qualify as an incentive stock option shall not be exercisable more than ten years after the date it is granted (or five years after the date it is granted, if granted to a 10% Shareholder).

(iii)	No Repricings or Repurchases of Underwater Options Permitted. Except in connection with a transaction or event described in Article X, in no event shall:

(A)	any outstanding Option be cancelled for the purpose of reissuing the Option to the Participant with a lower exercise price;

(B)	the exercise price of an outstanding Option be reduced; or

(C)	any outstanding Option be exchanged for cash, securities, or other Awards where the exercise price of such Option is greater than the then-current fair market value of the Company’s Common Stock;

without the approval of the Company’s shareholders.

(b)
Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor the amount described in Section 6.1(b)(i)(3) or 6.1(b)(ii) below, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Stock Appreciation Right.  Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option under this Plan ("Tandem SAR's"), or may be granted on a stand-alone basis ("Stand Alone SAR's").  The maximum number of Stock Appreciation Rights that may be granted to any Participant during any fiscal year of the Company is 50,000, subject to the adjustments provided in Article X, below.

(i)           Tandem SAR's.

(1)	Grant. Tandem SAR's may be granted in connection with non-qualified or incentive stock options, but may only be granted at the time of grant of such associated Options.

(2)	Term. A Tandem SAR shall have the same term as the Stock Option to which it relates and shall be exercisable only at such time or times and to the extent the related Stock Option would be exercisable.

(3)
Exercise.  Upon the exercise of a Tandem SAR, the Participant shall be entitled to receive an amount in cash equal in value to the excess of the fair market value per share of Common Stock on the date of exercise over the exercise price per share of Common Stock as specified in the agreement governing the Tandem SAR, multiplied by the number of shares in respect to which the Tandem SAR is exercised.  The exercise of Tandem SAR's shall require the cancellation of a corresponding number of Stock Options to which the Tandem SAR's relate, and the exercise of Stock Options shall require the cancellation of a corresponding number of Tandem SAR's to which the Stock Options relate.

(4)
Expiration or Termination.  A Tandem SAR shall expire or terminate at such time as the Stock Option to which it relates expires or terminates, unless otherwise provided in the agreement governing the grant of the Tandem SAR.

(ii)
Stand Alone SAR's.  A Stand Alone SAR may be granted at such time and for such term as the Committee shall determine, and shall be exercisable at such time as specified in the agreement governing the grant of the Stand Alone SAR.  Upon exercise of a Stand Alone SAR, the Participant shall be entitled to receive, in cash, Common Stock, or a combination of both (as determined by the Committee), an amount equal to the fair market value per share of Common Stock over an exercise price specified in the agreement governing the grant of the Stand Alone SAR (which exercise price shall not be less than the fair market value per share of Common Stock on the date the Stand Alone SAR is awarded), multiplied by the number of shares in respect to which the Stand Alone SAR is exercised.

(iii)	No Repricings or Repurchases of Underwater SARs Permitted. Except in connection with a transaction or event described in Article X, in no event shall:

(A)	any outstanding SAR be cancelled for the purpose of reissuing the SAR to the Participant with a lower exercise price;

(B)	the exercise price of an outstanding SAR be reduced; or

(C)	any outstanding SAR be exchanged for cash, securities, or other Awards where the exercise price of such SAR is greater than the then-current fair market value of the Company’s Common Stock ;

without the approval of the Company’s shareholders.

(c)
Restricted Stock Awards.  Restricted Stock consists of shares of Common Stock that are transferred or sold to the Participant, but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of employment termination.  The minimum restriction on shares of Restricted Stock shall be one year of continued service by the Participant, although the Committee may impose longer service requirements and/or additional restrictions.  Until such restrictions lapse, the Participant may not sell, assign, pledge or otherwise transfer, whether voluntarily or involuntarily, the Restricted Stock.  A sale of Restricted Stock to a Participant shall be at such price as the Committee determines, which price may be substantially below the fair market value of the Common Stock at the date of grant.

(i)
Lapse of Restrictions.  The Committee shall establish the conditions under which the restrictions applicable to shares of Restricted Stock shall lapse. Lapse of the restrictions may be conditioned upon continued employment of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Committee deems appropriate.

(ii)
Rights of Holder of Restricted Stock.  Except for the restrictions on transfer and/or the Company's option to repurchase the Restricted Shares, the Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash or stock dividends.  Unless otherwise determined by the Committee and subject to the terms of the Plan, cash or stock dividends on shares of Restricted Stock shall be automatically deferred, and shall be paid to the Participant as soon as practicable after the restrictions on the shares of Restricted Stock to which such dividends relate lapse (but no later than the 15th day of the third month of calendar year after the calendar year in which such restrictions lapse).  Cash dividends shall be paid with an appropriate rate of interest, as determined by the Committee.

(iii)
Certificates.  The Company may require that the certificates evidencing shares of Restricted Stock be held by the Company until the restrictions thereon have lapsed.  If and when such restrictions lapse, certificates for such shares shall be delivered to the Participant.  Such shares may have further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

(d)
Cash-Settled Restricted Stock Unit Awards.  Cash-Settled Restricted Stock Units consist of the right to receive a cash payment upon the lapse of a substantial risk of forfeiture.  The minimum restriction on Cash-Settled Restricted Stock Units shall be one year of continued service by the Participant, although the Committee may impose longer service requirements and/or additional restrictions.  The cash payment for each Cash-Settled Restricted Stock Unit that vests upon the lapse of the substantial risk of forfeiture shall be equal to the fair market value of a share of Common Stock as of the date the substantial risk of forfeiture lapses.

(i)
Lapse of Restrictions.  The Committee shall establish the conditions under which the restrictions applicable to Cash-Settled Restricted Stock Units shall lapse. Lapse of the restrictions may be conditioned upon continued employment of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Committee deems appropriate.

(ii)
Timing of Payments.  Payments of amounts due under Cash-Settled Restricted Stock Units shall be made as soon as practicable after the applicable restrictions lapse, but no later than the 15th day of the third month of the calendar year after the calendar year in which such restrictions lapse.

(e)
Performance Stock Awards.  Performance Stock Awards are artificial shares that are contingently granted to a Participant, which entitle the Participant to actual shares of Common Stock, if predetermined objectives are met.  Because the payment of a Performance Stock Award is based on a predetermined number of shares of Common Stock, the value of the award may increase or decrease depending on the fair market value of the Common Stock after the date of grant. The maximum number of shares of Performance Stock that may be granted to any Participant during any fiscal year of the Company is 100,000, subject to the adjustments provided in Article X, below.

(i)
Performance Goals.  The Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Award. The performance goals may be tailored to meet specific objectives.  The performance criteria upon which payment or vesting of a Performance Stock Award intended to qualify for the exemption under Code Section 162(m) will be based upon one or more of the following, whether in absolute, relative or comparative terms, as determined by the Committee:  gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return.  The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods.  In the case of Performance Stock Awards that are not intended to qualify for the exemption under Code Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.  In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)
Certification of Satisfaction of Performance Goals.  Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved.  Such certification shall occur, and any applicable transfer of shares of Common Stock shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(f)
Performance Stock Unit Awards.  A Performance Stock Unit shall entitle the Participant to receive a cash payment equal to the fair market value of a share of Common Stock of the Company as of the Vesting Date, if predetermined objectives are met.  The “Vesting Date” shall be the last day of the performance period for which a performance goal is established.  The maximum number of Performance Stock Units that may be granted to any Participant during any fiscal year of the Company is 200,000, subject to the adjustments provided in Article X, below.

(i)
Performance Goals.  The Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Unit.  The performance goals may be tailored to meet specific objectives. The performance criteria upon which payment or vesting of a Performance Stock Unit intended to qualify for the exemption under Code Section 162(m) will be based upon one or more of the following, whether in absolute, relative or comparative terms, as determined by the Committee:  gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return.  The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods.  In the case of Performance Stock Units that are not intended to qualify for the exemption under Code Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.  In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)
Certification of Satisfaction of Performance Goals.  Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(g)
Performance Unit Awards.  Performance Unit Awards entitle the participant to cash payments (or, at the election of the Committee, their equivalent in shares of Common Stock), if predetermined objectives are met.  Because the payment of a Performance Unit Award is based on a predetermined cash amount, the value of each unit remains constant and does not fluctuate with changes in the market value of the Common Stock.  The maximum amount that may be paid to any Participant in any fiscal year of the Company pursuant to an award of Performance Units shall be $500,000.00.

(i)
Performance Goals.  The Committee shall establish one or more performance goals with respect to each grant of a Performance Unit Award. The performance goals may be tailored to meet specific objectives.  The performance criteria upon which payment or vesting of a Performance Unit Award intended to qualify for the exemption under Code Section 162(m) will be based upon one or more of the following, whether in absolute, relative or comparative terms, as determined by the Committee:  gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return.  The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods.  In the case of Performance Unit Awards that are not intended to qualify for the exemption under Code Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.  In addition, performance goals may relate to attainment of specified objectives by the participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)
Certification of Satisfaction of Performance Goals.  Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

6.2           Written Agreements.  Each Award granted under the Plan shall be evidenced by a written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant.  Until such agreement has been entered into between the Company and the Participant, the Participant shall have no rights in any Award approved by the Committee.

6.3           Application of Code Section 162(m).  Code Section 162(m) prohibits a publicly-held corporation from taking a deduction for remuneration paid to certain employees in excess of $1,000,000.  Code Section 162(m)(4)(C) provides that remuneration payable solely on account of the attainment of one or more performance goals is not counted toward this limitation, but only if certain conditions are satisfied.  To the extent that any Award is intended to satisfy the exception contained in Code Section 162(m)(4)(C), the following shall apply to such Award:

(a)
Determination of Performance Goals.  The performance goals pursuant to which an Award is made must be determined by a committee of the Board comprised solely of two or more "outside directors," as that term is defined under Code Section 162 and the regulations thereunder (the "Outside Directors Committee").  The Committee may serve as the Outside Directors Committee if it meets these requirements.  The performance goals established by the Outside Directors Committee must be objective, and remuneration intended to be excepted under Code Section 162(m)(4)(C) must be contingent upon the attainment of the performance goals.  Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions or departments of the Company or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for a performance period, the Outside Directors Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principals including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company's financial statements and notes thereto or management's discussion and analysis of financial condition and results of operations contained in the Company's most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act; provided, that the Outside Directors Committee shall have no discretion with respect to any Award intended to qualify as "performance-based" compensation under Code Section 162(m) if the exercise of such discretion or the ability to exercise such discretion would cause such Award to fail to qualify as "performance-based" compensation under Code Section 162(m).  Without limiting the generality of the foregoing proviso:

(i)
neither the Outside Directors Committee nor the Board may exercise discretion to increase any amount payable with respect to any Award intended to qualify as “performance-based” compensation under Code Section 162(m); and

(ii)
if a change is made to accelerate the payment of such an Award after the attainment of the performance goal(s), the amount of the payment shall be reduced to the extent necessary to comply with Treasury Regulation Section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

(b)
Approval of Performance Goals.  The material terms under which the remuneration is to be paid, including the performance goals, are disclosed to shareholders and approved by a majority of the vote in a separate shareholder vote before the payment of such remuneration.

(c)	Certification of Satisfaction of Performance Goals. The Outside Directors Committee must certify that the performance goals and any other material terms and conditions were in fact satisfied.

(d)	Satisfaction of Code Section 162(m). In all other respects, the requirements of Code Section 162(m)(4)(C) and the regulations thereunder must be satisfied.

ARTICLE VII

PAYMENT FOR AWARDS

7.1           General.  Payments required, if any, upon a Participant's exercise of an Award under the Plan may be made in the form of: (i) cash; (ii) Company stock; (iii) a combination of cash and Company stock; or (iv) such other forms or means that the Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and the Code, the Exchange Act, or other applicable laws or regulations.

ARTICLE VIII

EFFECT OF TERMINATION OF EMPLOYMENT ON BENEFITS

8.1           Termination by Reason of Death.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant incurs termination of employment due to death:

(a)           Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time of the Participant's death) by the deceased Participant’s estate or by a person who acquired the right to exercise the Option or Stock Appreciation Right by bequest or inheritance for a period of one year immediately following the date of death, or until the expiration of the Option or Stock Appreciation Right if shorter.

(b)
Any restrictions on shares of Restricted Stock shall lapse and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall be fully vested in the Restricted Stock.

(c)
Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s death.

(d)
The Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards.  The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her death relative to the period for which performance is measured, and shall be determined as if the maximum performance objective had been attained.  Such payment shall be made as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

8.2           Termination by Reason of Disability.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant incurs termination of employment due to disability:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time the Participant became disabled) for a period of three years (except for incentive stock options, in which case the period shall be one year) immediately following the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter.  The Participant's death at any time following such termination due to disability shall not affect the foregoing.  In the event of termination due to disability, if an incentive stock option is exercised more than one year after such termination of employment (or such other time period as may apply under Section 422 of the Code), such Option shall thereafter be treated as a non-qualified stock option.

(b)	Any restrictions on shares of Restricted Stock shall lapse and the Participant shall be fully vested in the Restricted Stock.

(c)
Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s termination of employment.

(d)
The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards.  The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment due to disability relative to the period for which performance is measured, and shall be determined as if the maximum performance objective had been attained. Such payment shall be made as soon as practicable following the Participant’s termination of employment, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant terminates employment.

Unless otherwise defined in the agreement governing the grant of an Award, "disability" shall mean a mental or physical illness or injury that entitles the Participant to receive benefits under the long term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such a plan, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or a Subsidiary.  Notwithstanding the foregoing, a "disability" shall not qualify under the Plan if it is the result of: (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred, while participating in a criminal offense.  The determination of disability shall be made by the Committee.  The determination of disability for purposes of the Plan shall not be construed as an admission of disability for any other purpose.

8.3           Voluntary Termination Before Retirement or Termination for Cause.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant voluntarily terminates his or her employment before retirement or is terminated for cause:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall immediately terminate.  The death or disability of the Participant after such a termination of employment shall not renew the exercisability of any Option or Stock Appreciation Right.

(b)
All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

(c)
All Cash-Settled Restricted Stock Units still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's Cash-Settled Restricted Stock Units.

(d)	All Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards shall be forfeited by the Participant to the Company.

Unless otherwise defined in the agreement governing the grant of an Award, "termination for cause" shall mean termination because of (i) any act or failure to act deemed to constitute cause under the Company's established practices policies or guidelines applicable to the Participant or (ii) the Participant's act or omission constituting gross misconduct with respect to the Company or a Subsidiary in any material respect.

8.4           Other Termination.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant's employment terminates for any reason (including retirement) other than the reasons listed in Section 8.1 through 8.3 above:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereupon terminate, except that any such Option or Stock Appreciation Right, to the extent vested on the date of the Participant's termination, may be exercised by the Participant for a period of three years (except for incentive stock options, in which case the period shall be (3) three months) immediately following the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter.  The death or disability of the Participant after such a termination of employment shall not extend the time permitted to exercise an Option or Stock Appreciation Right.

(b)
All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

(c)
All Cash-Settled Restricted Stock Units still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's Cash-Settled Restricted Stock Units.

(d)
The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards if and when the performance goals are achieved.  The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment relative to the period for which performance is measured, and the extent to which the performance goals are achieved as certified by the Committee.  Such payment shall be made as soon as practicable following the completion of the of the period for which performance goals have been established, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

Unless otherwise defined in the agreement governing the grant of an Award, "retirement" shall mean the Participant's termination of employment after attaining either age 65, or age 60 with the accrual of 10 years of service.

ARTICLE IX

NONTRANSFERABILITY

9.1           General.  Unless otherwise provided in an agreement governing the grant of an Award, a Participant's rights shall be exercisable during the Participant's lifetime only by the Participant, and no Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; provided, that Options and Stock Appreciation Rights are transferable by will or pursuant to the laws of descent and distribution.

ARTICLE X

ADJUSTMENT PROVISIONS

10.1           Changes in Capitalization.  If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, split-up, spin-off, or similar transactions):

(a)
the total number of shares reserved for issuance under this Plan, the number of shares covered by or subject to each outstanding Award, the number of outstanding Cash-Settled Restricted Stock Units and the number of outstanding Performance Stock Units, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed; and

(b)
the maximum number of Options, Stock Appreciation Rights, Performance Stock Units and shares of Performance Stock that may be granted to any Participant in any fiscal year of the Company shall be proportionately adjusted to reflect the increase or decrease in the issued shared of Common Stock.

10.2           Reorganization, Sale, etc..  Awards granted hereunder may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation or similar circumstances.

10.3           Substitutions and Assumptions.  If the Company acquires an entity which has issued and outstanding stock options or other rights, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant.  The number and kind of such stock options and other rights shall be determined by the Committee and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the Awards granted to, or available for, present or future Participants of this Plan.  The number of shares reserved for issuance pursuant to Article III may be increased by the corresponding number of options or other benefits assumed, and, in the case of a substitution, by the net increase in the number of shares subject to options or other benefits before and after the substitution.

ARTICLE XI

AMENDMENT AND TERMINATION OF PLAN AND CLAWBACKS OF AWARDS

11.1           Amendment and Termination of Plan.  The Board, without further approval of the Company's shareholders, may amend the Plan from time to time or terminate the Plan at any time, provided that:

(a)	no action authorized by this Article shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent; and

(b)
no amendment of the Plan shall, without the approval of the Company's shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of Common Stock that may be made subject to Awards under the Plan; (iii) modify the requirements as to eligibility for an Award under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

11.2           Clawback of Awards.  To the extent required by applicable law or the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company), including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002, Awards and amounts paid or payable with respect to Awards shall be subject to clawback as determined by the Committee, which clawback may include forfeitures, repurchase, reimbursement and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards, in each instance in accordance with applicable law or listing standards.  All Awards granted under this Plan, any property (including shares of Common Stock) received in connection with any exercise or vesting of any Awards, and any proceeds received from the disposition of any such property, shall be subject to such applicable law or listing standards, as well as any clawback policy adopted, and amended from time to time, by the Committee.  The Committee shall have discretion with respect to any clawback to determine whether the Company shall effect such recovery:

(a)	by seeking repayment from the Participant;

(b)
by reducing amounts that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any subsidiary or affiliate of the Company (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement);

(c)
by withholding payment of future increases in compensation (including the payment of any discretionary bonus amounts) or grants of compensatory awards that would have otherwise been made in accordance with the Company’s applicable compensation practices; or

(d)	by any combination of the above.

ARTICLE XII

MISCELLANEOUS

12.1           Unfunded Status of Plan.  It is intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provides, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

12.2           Withholding Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award or with respect to any exercise of any Option or Stock Appreciation Right granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld.  Such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award or that is received upon the exercise of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.  If the Participant disposes of shares of Common Stock acquired pursuant to an incentive stock option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

12.3           No Guaranty of Employment.  Nothing herein shall be construed to constitute a contract of employment between the Company or Subsidiary and the Participant.  Except as may be provided in a written contract, the Company or Subsidiary and each of the Participants continue to have the right to terminate the employment relationship at any time for any reason.

12.4           Controlling Law.  The Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin (other than its law respecting choice of law).  The Plan shall be construed to comply with all applicable law and to avoid liability to the Company or a Subsidiary, including, without limitation, liability under Section 16(b) of the Exchange Act.

12.5           Headings.  The headings contained in the Plan are for reference purposes only, and shall not affect the meaning or interpretation of the Plan.

12.6           Severability.  If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

12.7           Successors and Assigns.  This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

12.8           Entire Agreement.  This Plan and any agreements governing the grant of Awards hereunder to any Participant constitute the entire agreement with respect to the subject matter hereof with respect to such Participant, provided that in the event of any inconsistency between the Plan and any such agreement(s), the terms and conditions of the Plan shall control.

APPENDIX B

COMPENSATION SURVEYS:  PARTICIPATING COMPANIES UTILIZED

CDB General Industry Executive
Companies Revenues < $1B
Acxiom
Aerojet
Appleton Papers
Arctic Cat
Aricent Group
Bush Brothers
E.W. Scripps
EnPro Industries
ESRI
Euro-Pro
Fidessa Group
GenCorp
Globecomm Systems
Graco Neustar
Hanger Orthopedic Group
HNTB Regency Centers
Hovnanian Enterprises
Hutchinson Technology
ION Geophysical
Kimco Realty Space
LifeCell Sundt Construction
Makino
Operating Matthews International
Medicines Company
Milacron
Navigant Consulting
Polymer Group
Ricardo
Scientific Research
ShawCor
Systems Loral
Taubman Centers
Viad
VistaPrint
Zebra Technologies
CSR Top Management
Durable Goods Companies Revenues < $450M
Acumed
Alfa Laval Inc.
Ames True Temper
ASCO VALVE
Bemis Mfg. Co.
BIC Advertising and Promotional Products (BIC APP)
Bosch Rexroth
Bradley Corporation
Bulk Handling Systems
CAMCRAFT
Engineered Plastics Company
Etnyre International, Ltd.
Fleetwood Group, Inc.
Flexible Steel Lacing Company
Georg Fischer Signet LLC
HU-FRIEDY MFG. CO.,
Hunter Industries
John Crane
Johnson Outdoors
Kewaunee Scientific Corporation
Klein Tools, Inc.
Lake Region Medical
Lane Enterprises, Inc.
Lantech
Logic PD
Lutron Electronics Co., Inc.
Malco Products, Inc.
Merit Medical Systems
Project Management Institute
Rea Magnet Wire Company, Inc.
Rite-Hite Holding Corporation
Scientific Research Corporation
Seaman Corporation
SGT, Inc
Southco, Inc.
The Bergquist Company
United Conveyor Corporation

TWIN DISC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern, October 22, 2015.

Vote by Internet

- Go to **www.investorvote.com/twin**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

+

1. Elect as Directors the following Nominees:

01 - David B. Rayburn 02 - Janet P. Giesselman

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

PLEASE NOTE: TO VALIDATE THIS PROXY, YOU MUST SIGN BELOW.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X +

025P1B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

TWIN DISC.

Proxy — TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 23, 2015
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael Doar and David R. Zimmer and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held October 23, 2015 at 2:00 P.M. at the Corporate offices, 1328 Racine Street, Racine, Wisconsin or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)